UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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INFINITY PROPERTY AND CASUALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFINITY PROPERTY AND CASUALTY CORPORATION

3700 Colonnade Parkway

Suite 600

Birmingham, Alabama 35243

Notice of Annual Meeting of Shareholders

and Proxy Statement

To be Held on May 19, 2015

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on May 19, 2015, in Birmingham, Alabama. At the meeting, you will hear a report on our operations and have an opportunity to meet our directors and executives.

This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and provides information about the nominees to our Board.

We continue to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, this Notice of Annual Meeting of Shareholders contains instructions on how to access and review our Proxy Statement and our 2014 Annual Report over the Internet. We believe this process allows us to provide our shareholders with the information they need in a timelier manner.

All shareholders are important to us. We want your shares to be represented at the meeting and urge you either to use the electronic voting system, if available to you through your broker, or to promptly complete and return your proxy form.

James H. Romaker
Secretary

Birmingham, Alabama

April 15, 2015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF INFINITY PROPERTY AND CASUALTY CORPORATION

Date:	Tuesday, May 19, 2015

Time:	10:00 a.m., Central Daylight Time

Place:	The Westin Birmingham 2221 Richard Arrington Jr. Boulevard North Birmingham, Alabama 35203

Purpose:	• To elect eight directors identified in the Proxy Statement

• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2015 fiscal year

• To approve, on an advisory basis, the compensation of our named executive officers

• To approve the Annual Executive Bonus Plan

• To conduct any other business that may properly be raised

Record Date:	March 26, 2015

Mailing Date:	Approximately April 15, 2015

INFINITY PROPERTY AND CASUALTY CORPORATION

May 19, 2015

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 19, 2015

You are receiving this communication because you hold shares in Infinity Property and Casualty Corporation,

and the materials you should review before you cast your vote are now available.

The Proxy Statement and 2014 Annual Report are available at

http://www.infinityauto.com/annualreport2014

GENERAL INFORMATION

Who May Vote

Shareholders, as recorded in our stock register on March 26, 2015, may vote at the meeting. As of that date, we had 11,463,185 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be considered at the meeting.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Written Proxy. All shareholders can vote by completing and returning the attached proxy card.

Telephone and Internet Proxy. Some shareholders can also vote by touchtone telephone and/or the Internet. The use of electronic voting via the telephone and the Internet is dependent upon how a shareholder holds shares and, if held through a broker, each shareholder’s particular broker. Please follow the instructions provided on the proxy card if electronic voting is made available to you and if you wish to vote electronically. Please note that you may be unable to access electronic voting after 11:59 p.m., May 18, 2015.

Access to the Notice of Annual Meeting, Proxy Statement, and the Annual Report to Shareholders

The Notice of Annual Meeting, Proxy Statement, and 2014 Annual Report to Shareholders are available under the Investor Relations section of our website located at www.infinityauto.com. We will also provide a copy of any of these documents to any shareholder free of charge, upon request by calling (205) 803-8186, by e-mailing investor.relations@infinity-insurance.com, or by writing to: Infinity Property and Casualty Corporation, Attn: Investor Relations, 3700 Colonnade Parkway, Suite 600, Birmingham, AL 35243.

Street Name Holders. If you hold your shares in a bank or brokerage account, your bank or broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

How Proxies Work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting on any or all matters.

If you sign and return the enclosed proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of our Board of Directors, namely “FOR” our director candidates, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2015 fiscal year, “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (the “NEOs”) as disclosed in this Proxy Statement, and “FOR” the approval of the Annual Executive Bonus Plan. If any other matters properly come before the meeting or any postponement or adjournment thereof, each properly executed proxy card will be voted in the discretion of the named proxies. Management has not received proper notice of any matters to be presented at the meeting other than those proposed in this Proxy Statement.

Banks or brokers holding shares for beneficial owners must vote those shares as instructed. If the bank or broker has not received instructions from you, the beneficial owner, the bank or broker generally has discretionary voting power only with respect to the ratification of the appointment of the independent registered public accounting firm for the 2015 fiscal year. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your vote with respect to all other matters is counted.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may receive materials from them asking how you wish to vote.

Revoking a Proxy

You may revoke your proxy before it is voted at the meeting by submitting a new proxy with a later date (or by recording a later telephone or Internet proxy), by voting in person at the meeting, or by notifying our Corporate Secretary in writing at the address of our principal executive offices as listed on the front page of the Proxy Statement.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Abstentions and broker non-votes are considered present for purposes of determining whether a quorum is present. Broker non-votes occur when a broker returns a proxy card but does not have discretionary authority to vote on a particular proposal.

Vote Tabulation

Votes will be tabulated and the results certified by or under the direction of an Inspector of Elections, who may be an employee of ours.

The eight director candidates who receive the greatest number of “FOR” votes will be elected to serve as directors on the Board. Abstentions and broker non-votes will not be counted as votes cast.

Approval of all other matters at the meeting or of postponement or adjournment, require the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast.

Proxy Solicitation

Our Board is soliciting your proxy for use at the Annual Meeting of Shareholders and at any postponement or adjournment thereof. We will bear the costs of the proxy solicitation, including the reimbursement of banks and brokers for reasonable expenses of sending out our proxy materials to the beneficial owners of our common stock. We have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $12,000, plus out-of-pocket expenses. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person, by telephone, by facsimile, and by e-mail.

Other Matters

Any other matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of the votes cast.

Cumulative Voting

In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder so desires. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to our Corporate Secretary at the address as listed on the first page of this Proxy Statement not less than 48 hours prior to the time fixed for holding the Annual Meeting. The named proxies solicited include discretionary authority to cumulate votes in the election of directors. If cumulative voting is in effect with respect to the election of directors, the named proxies reserve the right to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment in order to elect as many of the nominees of the Board of Directors as possible.

PROPOSAL 1:	ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation provide that the Board of Directors consists of one class of directors with a term ending at each annual meeting of shareholders. The size of the Board shall be deemed to be equal to the number of directors elected at the 2015 Annual Meeting of Shareholders. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Angela Brock-Kyle, Teresa A. Canida, James R. Gober, Harold E. Layman, E. Robert Meaney, Drayton Nabers, Jr., William Stancil Starnes, and Samuel J. Weinhoff for re-election to the Board of Directors.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the 2015 Annual Meeting of Shareholders will be elected to hold office until the expiration of each elected director’s term at the next Annual Meeting of Shareholders.

All of the nominees have consented to serve on the Board, and we have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unavailable or unwilling to serve before the election, your proxy card authorizes us to vote for a replacement nominee, if the Board names one.

The Board recommends you vote FOR each of the following nominees:

Nominee

Business Experience

(Additional information regarding each director’s specific

experience, qualifications, attributes, and skills is

contained within the Nominating and Corporate

Governance Committee section of this Proxy Statement)

ANGELA BROCK-KYLE Age 55

Elected Director in May 2014.

Previously served as Managing Director and a member of the senior leadership team with Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF) from 2005 until 2012 in Asset Management, Retirement and Individual Financial Services, and Enterprise Risk Management.

Previously served as Managing Director, Project Finance and Managing Director, Fixed Income Private Placements with TIAA-CREF from 1998 to 2004 and in various investment management roles since 1987.

TERESA A. CANIDA Age 61

Elected Director in May 2009.

Currently serving as President of Taplin, Canida & Habacht LLC since 2008.

Previously served as President, Managing Principal, and Chief Compliance Officer of Taplin, Canida & Habacht, Inc. (predecessor to Taplin, Canida & Habacht LLC) from 1985 to 2008.

Nominee

Business Experience

(Additional information regarding each director’s specific

experience, qualifications, attributes, and skills is

contained within the Nominating and Corporate

Governance Committee section of this Proxy Statement)

JAMES R. GOBER Age 63

Elected Director in December 2002.

Currently serving as our Chief Executive Officer and President since 2002 and Chairman of the Board since December 2003.

Previously served in various executive roles within each of Infinity’s insurance company subsidiaries since 1991.

HAROLD E. LAYMAN Age 68

Elected Director in August 2003.

Currently serving as a member of Blount International, Inc.’s Board of Directors since 1999 and as Chairman of its Nominating and Corporate Governance Committee.

Previously served as a member of GrafTech International, Ltd.’s Board of Directors from 2003-2014.

Previously served as President of RiverBend Management Group LLC from 2005-2010.

Previously served as a member of Grant Prideco, Inc.’s Board of Directors and as Chairman of its Audit Committee from 2003 until 2008.

Previously served as President and Chief Executive Officer of Blount International, Inc. until 2002.

E. ROBERT MEANEY Age 67

Elected Director in May 2013.

Currently serving as a consultant to the industrial sector.

Currently serving as Distinguished Fellow at the Daugherty Institute of the University of Nebraska.

Previously served as Senior Vice President from 1998 until 2012 and as Corporate Secretary from 2006 until 2011 of Valmont Industries, Inc.

Nominee

Business Experience

(Additional information regarding each director’s specific

experience, qualifications, attributes, and skills is

contained within the Nominating and Corporate
Governance Committee section of this Proxy Statement)

DRAYTON NABERS, JR. Age 74

Elected Director in May 2007.

Currently serving as Director of Samford University’s Frances Marlin Mann Center for Ethics and Leadership since 2014.

Currently serving as Of Counsel with the law firm of Maynard, Cooper & Gale, P.C. since 2007.

Previously served as a member of ProAssurance Corporation’s Board of Directors from 2007 until 2014.

Previously served as a member of the Board of Directors of Alabama National Bancorporation from 2007 until 2008.

Previously served as the Chief Justice of the Alabama Supreme Court from 2004 until 2007.

Previously served as the Director of Finance for the State of Alabama from 2003 until 2004.

Previously served as the Chairman of the Board of Directors of Protective Life Corporation until 2002.

WILLIAM STANCIL STARNES Age 66

Elected Director in May 2008.

Currently serving as Chairman of the Board of Directors and Chief Executive Officer of ProAssurance Corporation since 2007.

Previously served as a member of the Board of Directors of Alabama National Bancorporation from 1998 until 2008.

Previously served as President of Administration and Planning for Brasfield & Gorrie from 2006 until 2007.

Previously served as Senior Partner of the law firm of Starnes & Atchison LLP until 2006.

Nominee

Business Experience

(Additional information regarding each director’s specific

experience, qualifications, attributes, and skills is

contained within the Nominating and Corporate

Governance Committee section of this Proxy Statement)

SAMUEL J. WEINHOFF Age 64

Elected Director in May 2004.

Currently serving as an insurance industry consultant.

Currently serving as a member of Allied World Assurance Company Holdings, Ltd.’s Board of Directors since 2006, as Chairman of its Compensation Committee, and as a member of its Audit, Enterprise Risk, Executive and Investment Committees.

Previously served as a member of the Board of Directors of Inter-Atlantic Financial, Inc. from 2007 until 2009.

Previously served as Managing Director and Head of Schroders & Co.’s U.S. Financial Institutions Group, Investment Banking from 1997 until 2000.

Previously served as Managing Director at Lehman Brothers from 1985 until 1997.

PROPOSAL 2:	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INFINITY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR

The Audit Committee of the Board of Directors has recommended the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015. If the shareholders do not ratify the selection, the Audit Committee may reconsider its selection or decide to continue the engagement of Ernst & Young LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines a change would be in the best interests of Infinity and the shareholders. Additional information about the Audit Committee and Ernst & Young LLP can be found below under the section captioned “Audit Committee.”

The Board recommends you vote

FOR

ratification of the appointment of Ernst & Young LLP as Infinity’s Independent Registered Public Accounting Firm for the 2015 Fiscal Year.

PROPOSAL 3:	TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail below under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning our executives’ interests with those of our shareholders. Further, our programs require that a substantial portion of each NEO’s compensation be contingent on delivering performance results that benefit our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return.

The vote on this matter is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to approve, on an advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.

The Board recommends you vote

FOR

approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 4:	TO APPROVE THE ANNUAL EXECUTIVE BONUS PLAN

The Board of Directors, based upon the recommendation of the Compensation Committee, approved and adopted the Annual Executive Bonus Plan (the “Annual Plan”) to further the profitability of Infinity by including performance-based compensation as a component of an executive’s annual compensation. The following description of the material terms of the Annual Plan is qualified in its entirety by the full text of the Annual Plan attached as Appendix A.

The Annual Plan is designed to reflect the current market for executive compensation and to promote high levels of corporate performance that will enhance long-term shareholder value. The Annual Plan replaces the annual executive bonus plan approved by our shareholders in 2010 (the “2010 Bonus Plan”). Current employees who are eligible to participate in the Annual Plan include Messrs. Gober, Smith, Simon, Godwin, and Pitrone. In 2014, Messrs. Gober, Smith, Simon, Godwin, and Pitrone participated in the 2010 Bonus Plan.

Administration

The Annual Plan is administered by the Compensation Committee, which is composed solely of three or more “outside directors” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”). No member of the Compensation Committee, while serving as such, is eligible to be granted a bonus under the Annual Plan. The Compensation Committee has exclusive power to determine the conditions (including performance goals) to which the payment of the bonuses may be subject and to certify that performance goals are attained.

Performance Goals and Measures

Performance goals or measures may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function, or business unit of the Company, and shall include one or more or any combination of the following criteria:

•	combined ratio (including combined ratio within one or more specific geographical areas);

•	growth in gross or net premiums (including growth within one or more specific geographical areas);

•	earnings per share;

•	book value;

•	return measures (including return on equity, capital, invested capital, assets, average assets, sales, or revenue);

•	net earnings or net income (before or after taxes) (also which may include an add back for taxes, interest, and/or depreciation and amortization);

•	expense management or reduction in costs;

•	total assets;

•	net assets;

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	cash flow;

•	market share (including market share within one or more specific geographical areas);

•	shareholders’ equity;

•	net worth;

•	appreciation in stock price;

•	comparisons with various stock market indices;

•	increases in revenues;

•	operating income;

•	profit margins;

•	favorable comparison to established budgets;

•	customer satisfaction;

•	attainment of strategic and operational initiatives;

•	productivity or productivity improvement; and

•	personal performance measures, as determined by the Compensation Committee.

In establishing performance goals for a particular year, the Compensation Committee will assign a weight to each performance goal and establish a threshold, target, and maximum level of performance with respect to each performance goal.

As part of the establishment of performance goals, the Compensation Committee will set a bonus target for each participant in the Annual Plan for the ensuing plan year. If the performance goals established for a participant are met for the plan year, the participant’s award will depend upon the level of achievement that the participant attained with respect to each goal. Awards may range from 0% to 200% of a participant’s bonus target. Performance goals and bonus targets will be established by the Compensation Committee within 90 days of the start of a plan year.

As soon as practicable after the end of a plan year, the Compensation Committee will certify whether and to what extent the performance goals have been attained. The maximum annual bonus that any participant may receive under the Annual Plan is $3,500,000.

Federal Income Tax Consequences

IRC Section 162(m) limits the allowable deduction for federal income tax purposes for compensation paid to a “covered employee” of a public company to $1 million per year (“Deduction Limit”). Under IRC

Section 162(m), the Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for “performance-based compensation.” In order to qualify for this exception, the following requirements must be met: (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors;” (c) the material terms under which the compensation will be paid must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment. The Annual Plan is being submitted to our shareholders for approval in accordance with the requirements for the “performance-based compensation” exception to the Deduction Limit.

Annual Plan participants must generally recognize ordinary income equal to the bonus received. As discussed above, subject to IRC Section 162(m), the Company will be entitled to a deduction for the same amount.

Acceleration of income, additional taxes, and interest apply to nonqualified deferred compensation that is not compliant with IRC Section 409A. To be compliant with Section 409A rules with respect to the timing of elections to defer compensation, distribution events and funding must be satisfied. It is intended that the Annual Plan shall either be exempt from the application of, or comply with, the requirements of Section 409A.

Recoupment of Awards

In the event of a restatement of materially inaccurate financial results, the Compensation Committee has the discretion to recover bonus awards that were paid under the Annual Plan to a participant with respect to the period covered by the restatement. If the payment of a bonus award would have been lower had the achievement of applicable financial performance targets been calculated based on such restated financial results, the Compensation Committee may, if it determines appropriate in its sole discretion, to the extent permitted by law, recover from the participant the portion of the bonus award paid in excess of the payment that would have been made based on the restated financial results.

New Plan Benefits

Grants of awards under the Annual Plan are subject to the certification and discretion of the Compensation Committee and are, therefore, not determinable at this time. Amounts paid to NEOs for 2014 under the 2010 Bonus Plan are included under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

If our shareholders do not approve the Annual Plan, the Compensation Committee may still implement the Annual Plan in order to maintain the market competitiveness of Infinity’s executive compensation program. However, some of the amounts awarded under a plan not approved by Infinity’s shareholders may exceed the Deduction Limit. By triggering the Deduction Limit, Infinity’s corporate tax liability would be increased.

Amendment and Termination

The Board may at any time terminate, or from time to time, amend or suspend and, if suspended, reinstate the Annual Plan in whole or in part. Any amendment or revision to the Annual Plan and/or performance goals that requires shareholder approval pursuant to IRC Section 162(m) may be submitted to our shareholders for approval.

The Annual Plan has been adopted and approved by the Board of Directors and the Compensation Committee, and if approved by the shareholders, should qualify for the “performance-based compensation” exception to Section 162(m) of the IRC for 2015 and will remain effective for each year thereafter, for up to a maximum of five years, unless and until terminated or materially amended by the Compensation Committee.

The Board recommends you vote

FOR

approval of the Annual Executive Bonus Plan.

THE BOARD OF DIRECTORS

General

Infinity is an Ohio corporation and, therefore, governed by the corporate laws of Ohio. Because our stock is publicly traded on the NASDAQ Global Select Market and we file reports with the Securities and Exchange Commission, we are also subject to NASDAQ rules as well as various provisions of federal securities laws.

Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board of Directors oversees the management of Infinity on your behalf. It reviews Infinity’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends, and undertaking major capital and financing initiatives.

The full Board of Directors met five times during 2014. During 2014, each director attended at least 75% of the total number of meetings held by the Board and by the Committees on which the director served. The independent members of the Board met five times in 2014 without the presence of management directors.

Our policy is to require director attendance at annual meetings of shareholders. All directors attended the 2014 Annual Meeting of Shareholders.

Leadership Structure

Our Board of Directors has chosen not to separate the roles of Chairman and Chief Executive Officer (“CEO”) but has utilized a lead director (the “Lead Director”) since 2004. On May 20, 2014, the independent directors re-appointed Drayton Nabers, Jr. to serve as the Lead Director and to preside at all Board and Executive Committee meetings until the next annual meeting of shareholders and until his successor is appointed. Our Board, acting through its Nominating and Corporate Governance Committee, has determined, at this time, to continue to utilize a leadership structure of combining the roles of Chairman and CEO based upon the following:

•	The Company maintains a strong and independent Lead Director, as evidenced by the following:

•	The Lead Director has prior experience serving as Chairman of a publicly-traded insurance company and is therefore able to act as a strong, independent voice for the independent directors.

•	The Lead Director resides in Birmingham and is able to meet, in person, with management and serve as a liaison between management and the independent directors in between meetings of the Board.

•	The Lead Director reviews and approves the agendas for Board meetings.

•	The Board has established a practice of naming the Lead Director as Chairman of the Nominating and Corporate Governance Committee.

•

The Lead Director frequently meets with the independent directors outside of the presence of management in executive sessions of Board meetings and, less formally, on the evening preceding Board meetings.

•

Our Board believes that an active, independent Lead Director can be just as effective in implementing the corporate governance objectives designed to be achieved by separating the roles of Chairman and CEO.

•

The last five directors nominated to our Board were nominated based upon the recommendation of an independent director, not the CEO or any other employee director, and none of the current independent directors were nominated based upon the recommendation of the CEO or any other employee director, which indicates a lack of “Board capture” by the CEO.

Risk Oversight

The Company’s management, including and under the supervision of the CEO, has the primary responsibility for managing risks to the Company, subject to Board oversight. The Board has delegated certain of its risk oversight responsibilities to various Board committees. Specifically, the Board has assigned oversight of the Company’s risk management policies and procedures for risks associated with the Company’s investment portfolio to the Investment Committee and for risks associated with the Company’s compensation polices and practices to the Compensation Committee. The Board has delegated to the Audit Committee the responsibility for oversight of the Company’s risk management policies and procedures, except to the extent that such responsibility is delegated to the Investment or Compensation Committee or otherwise retained by the Board. All Board committees regularly report to the Board regarding matters considered and actions taken at committee meetings. Nevertheless, the Board believes that responsibility for oversight of the Company’s risk management efforts ultimately resides with the entire Board. As such, in 2014, the Board reviewed and discussed the Company’s risk management policies and procedures and its risk appetite and tolerance thresholds as part of a strategic planning session between the Board and senior management.

The Company has historically conducted annual enterprise risk assessment surveys to identify, monitor, and assess risk exposures. Survey participants include the Company’s NEOs, Board members, and certain senior managers and professionals in key departments. The survey results are considered by the Board and management in conjunction with the Company’s strategic planning process. The Company uses the survey results to identify the most critical risks facing the Company and to assist in its efforts to assess and monitor and to mitigate, control, or avoid such risks.

In 2010, management assembled a Risk Management Committee (the “Risk Committee”), consisting of Messrs. Smith and Simon and other members of management from the Company’s operational, legal, accounting, and finance departments. This Risk Committee has considered and continues to consider information in the aforementioned survey results to further expound the meaning and nature of and interconnectivity among risk areas. During 2014, the Risk Committee regularly provided the Audit Committee with its findings related to the Company’s risk oversight function and, as necessary, management’s plans to maintain the Company’s risk within the risk tolerance thresholds established by the Board.

THE COMMITTEES OF THE BOARD OF DIRECTORS

The directors have organized themselves into the Nominating and Corporate Governance Committee, Audit Committee, Investment Committee, Executive Committee, and Compensation Committee. Each of the Nominating and Corporate Governance, Audit, Investment, and Compensation Committees is composed exclusively of Non-Employee Directors that meet the relevant independence requirements established by the NASDAQ Listing Rules, the Sarbanes-Oxley Act, and Securities Exchange Act Rule 10A-3 that apply to their particular assignments. Our Board has determined that all nominees for election to the Board, with the exception of Mr. Gober, meet the independence standards of NASDAQ Listing Rule 5605. Each committee is governed by a charter and each committee’s charter is available under the Investor Relations section of our website located at www.infinityauto.com. Our Board has adopted a Code of Ethics, which is available under the Investor Relations section of our website located at www.infinityauto.com and which applies to all directors, executive officers, and employees of the Company. A copy of the Code of Ethics will also be provided without charge upon written request sent to our Corporate Secretary at the address shown on the cover page of this Proxy Statement. To the extent permitted by NASDAQ Listing Rule 5610, any amendments to or waivers from the Code of Ethics will be posted on our website within four business days after the date of an amendment. Any amendments to or waivers from the Code of Ethics may be disclosed on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.

Our Board has adopted a process to facilitate written communications by shareholders to the Board. Shareholders who wish to write to the Board or a specified director or committee of the Board should send correspondence to the Corporate Secretary at 3700 Colonnade Parkway, Suite 600, Birmingham, Alabama

35243. All communications received from shareholders are screened by the Corporate Secretary and, other than trivial or inappropriate items, are forwarded to the full Board, or to a specific Board member or committee if designated by the shareholder. Trivial items will be delivered to the Board at its next scheduled meeting. Anyone who wishes to communicate with a specific Board or committee member should send instructions asking that the submitted communication be forwarded to the director or to the appropriate committee chairman.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is composed of Drayton Nabers, Jr. (Chairman), Angela Brock-Kyle, Harold E. Layman, and Samuel J. Weinhoff and met two times during 2014. Our Board of Directors has established a charter for the Nominating and Corporate Governance Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com and is reviewed annually by the Nominating and Corporate Governance Committee. Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the composition, function, and needs of the Board and reviewing, evaluating, and developing corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

•	identify individuals qualified to be Board members consistent with criteria established by the Board;

•	lead all performance evaluations of the Board or of any Board committee;

•	recommend nominees to the Board for the next annual meeting of shareholders;

•	review the structure of the Board and its committees;

•	review each non-employee director’s relationships with the Company and recommend to the Board which directors should qualify as “independent” under applicable SEC and NASDAQ rules;

•	consider matters of corporate governance and establish and review the Corporate Governance Guidelines implemented by the Board;

•	consider issues involving possible conflicts of interest of Board members or the Company’s senior executives;

•	review and establish all matters pertaining to compensation, benefits, fees, and retainers paid to directors; and

•	consider and review on an annual basis the succession plans for the Company’s NEOs, with the succession planning for the CEO to be considered in conjunction with the Board.

Directors, members of management, shareholders, or industry, or professional organizations may suggest nominees. The Nominating and Corporate Governance Committee is also able to use the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director.

In identifying and considering candidates for nomination to our Board, whether recommended by officers, directors, shareholders or others, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee charter, the needs of Infinity, the range of talent and experience represented on the Board, and the personal qualities of a candidate that might contribute to the overall diversity of the Board. The Nominating and Corporate Governance Committee also evaluates the ability of a nominee to devote the time and attention necessary to fulfill his or her responsibilities. Shareholders desiring to submit recommendations for nominations by the Nominating and Corporate Governance Committee to the Board should direct them to the Corporate Secretary at the address shown on the cover page of this Proxy Statement.

The Nominating and Corporate Governance Committee recommended at its February 24, 2015 meeting that the Board nominate the current independent directors and Mr. Gober for re-election to the Board. The

Nominating and Corporate Governance Committee considered the experience, qualifications, attributes and skills, as set forth below, of each such director and nominee in recommending the nominees to serve on the Board of Directors.

Nominee	Specific Experience, Qualifications, Attributes, and Skills
Angela Brock-Kyle

This director was nominated to stand for re-election to the Board because of i) her knowledge of the financial markets and investment community, including her experience of managing multi-billion dollar investment portfolios and of developing and implementing risk management strategies and procedures, ii) her knowledge and experience gained through serving on the Board of Directors of non-profit institutions, and iii) her knowledge of the Company gained through her tenure on its Board of Directors.

Teresa A. Canida

This director was nominated to stand for re-election to the Board because of i) her knowledge of the financial markets and investment community, including her experience serving as President and managing principal of an investment advisory firm, ii) her entrepreneurial skills established through co-founding a multi-billion dollar investment advisory firm, iii) her knowledge and understanding of the Company’s core Hispanic customer base, and iv) her knowledge of the Company gained through her tenure on its Board of Directors.

James R. Gober

This director was nominated to stand for re-election to the Board because of i) his position as Chairman, CEO and President of Infinity and the Board’s belief about the appropriateness of combining the roles of Chairman and CEO, ii) his extensive knowledge and understanding of all facets of Infinity’s operations and its personnel gained through his current position and his service with the Company (and its predecessor companies) in various capacities over several decades, iii) his managerial expertise demonstrated through the financial performance of the Company during his tenure, and iv) his extensive knowledge of and experience in the insurance industry.

Harold E. Layman

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as Chairman and CEO of a publicly-traded company, ii) his knowledge of and experience in matters of corporate finance and corporate consolidations, and iii) his experience serving as a director of several publicly-traded companies, including Infinity, and his experience serving on the audit and compensation committees of other companies’ boards.

E. Robert Meaney

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as a senior executive and as President of the international operations of a large, publicly-traded, multinational company, ii) his knowledge and experience in matters of corporate governance, government affairs, and compliance gained through his service as Corporate Secretary with supervisory responsibility for the legal department of a large, publicly-traded, multinational company, and iii) his knowledge of the Company gained through his tenure on its Board of Directors.

Drayton Nabers, Jr.

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service in various capacities, including as Chairman, CEO and President of a publicly-traded life insurance company and as Director of Finance for the State of Alabama, ii) his legal knowledge and expertise gained through his service as Chief Justice of the Alabama Supreme Court, as General Counsel of a publicly-traded life insurance company, as a clerk for Justice Hugo Black of the U.S. Supreme Court, and as an attorney with a large Birmingham-based law firm, iii) his knowledge and understanding of the insurance industry, and iv) his experience serving on the board of directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

Nominee	Specific Experience, Qualifications, Attributes, and Skills
William Stancil Starnes

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as Chairman and CEO of a publicly-traded property and casualty insurance company, as the senior managing partner of a Birmingham-based law firm and as the President of Administration and Planning for a general contracting and construction management firm, ii) his knowledge of the property and casualty insurance industry, including his experience as an attorney representing insurance companies, and iii) his experience serving on the board of directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

Samuel J. Weinhoff

This director was nominated to stand for re-election to the Board because of i) his knowledge of the property and casualty insurance industry gained through his experience as a reinsurance underwriter, a buy and sell side equity research analyst and an insurance industry consultant, ii) his knowledge of the financial markets, investment community, and financial services industry gained from his service as a managing director with two different investment banks, and iii) his experience serving on the board of directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

AUDIT COMMITTEE

General

The Audit Committee is composed of Samuel J. Weinhoff (Chairman), Angela Brock-Kyle, Harold E. Layman, E. Robert Meaney, and William Stancil Starnes and met four times during 2014. Each member of the Audit Committee meets the financial literacy requirements under the NASDAQ Listing Rules. The Board has determined that Mr. Weinhoff is an “audit committee financial expert.” The Board based this determination upon Mr. Weinhoff’s previous work experience, which has included preparing GAAP and statutory basis financial statements for a large property and casualty insurer, serving as an insurance industry analyst at a major investment bank, serving as an investment banker in the insurance industry, and teaching statutory accounting classes. All members of the Audit Committee are “independent” as that term is used in the NASDAQ Listing Rules and under Rule 10A-3 of the Securities Exchange Act of 1934.

Our Board of Directors has established a charter for the Audit Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com and is reviewed annually by the Audit Committee.

The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements by our independent registered public accounting firm (the “Independent Auditor”). The Audit Committee is responsible for the appointment, compensation, retention, and oversight of our Independent Auditor. The Audit Committee also evaluates information received from the Independent Auditor and management to determine whether the Independent Auditor is independent of management. The Independent Auditor reports directly to the Audit Committee. Ernst & Young was the Independent Auditor retained by the Audit Committee for the 2014 fiscal year. Representatives from Ernst & Young will attend the 2015 Annual Meeting of Shareholders, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by Infinity concerning accounting, internal accounting controls, or auditing matters, and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

FEES PAID TO INDEPENDENT AUDITOR

The Audit Committee approved all of the fees provided below. Aggregate fees billed by Ernst & Young for the fiscal years ended December 31, 2014 and December 31, 2013 were:

	2014	2013
Audit Fees	$1,401,138	$1,353,509
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

	$1,401,138	$1,353,509

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee, or its Chairman, pre-approves all audit and non-audit services (including the fees and terms of the services) performed by our Independent Auditor prior to the commencement of such services. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee considers and ratifies, where appropriate, those items that the Chairman properly authorized between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent, and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. No non-audit services were performed by our Independent Auditor during 2014 or 2013.

The Audit Committee has submitted the following report to shareholders:

REPORT OF THE AUDIT COMMITTEE

On February 25, 2014, the Audit Committee retained Ernst & Young as Infinity’s independent public accounting firm for fiscal year 2014. At its meeting on February 24, 2015, the Audit Committee reviewed and discussed with management and Ernst & Young the results of the 2014 audit, including the audited financial statements and the assessment of the effectiveness of internal controls. The Audit Committee discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young that firm’s independence and determined that Ernst & Young was independent.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Infinity’s audited financial statements for the year ended December 31, 2014 be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

Samuel J. Weinhoff (Chairman)

Angela Brock-Kyle

Harold E. Layman

E. Robert Meaney

William Stancil Starnes

INVESTMENT COMMITTEE

The Investment Committee is composed of Teresa A. Canida, E. Robert Meaney, and Drayton Nabers, Jr. and met four times during 2014. Our Board of Directors has established a charter for the Investment Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com. The purpose of the Investment Committee is to assist the Board in monitoring, evaluating, and overseeing the investment policy, strategies, transactions, and performance of the Company and its subsidiaries. The Investment Committee is responsible for reviewing and approving the Company’s investment policy. The Company’s investment policy contains guidelines, objectives, and standards designed to mitigate market, credit, and liquidity risks through the establishment of parameters designed to achieve diversification of the Company’s fixed income investments. The Company’s investment policy also establishes a benchmark index against which the performance of its investment managers is assessed. The Investment Committee is, and pursuant to its charter is required to be, composed of at least three directors that all satisfy the independence requirements established by the NASDAQ Listing Rules.

EXECUTIVE COMMITTEE

The Executive Committee is composed of James R. Gober (Chairman), Drayton Nabers, Jr., William Stancil Starnes, and Samuel J. Weinhoff and did not meet in 2014. The Executive Committee has the authority to exercise the power and authority of the Board of Directors between meetings of the Board, subject to any limitation imposed by law, the Amended and Restated Articles of Incorporation, the Code of Regulations, or any resolution of our Board. On an emergency basis, the Executive Committee has the authority to appoint an interim CEO pending appointment of a permanent or successor interim CEO by the full Board. Our Board of Directors has established a charter for the Executive Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com.

COMPENSATION COMMITTEE

The Compensation Committee is composed of Harold E. Layman (Chairman), Teresa A. Canida, and William Stancil Starnes and met three times during 2014. Our Board has established a charter for our Compensation Committee, which is available under the Investor Relations section of our website at www.infinityauto.com and is reviewed annually by our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during the year ended December 31, 2014 or at any other time prior to that year nor has any member of the Compensation Committee been an officer of the Company or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for establishing the Company’s executive compensation philosophy and the level of compensation of our NEOs, which consist of:

•	James R. Gober, Chairman, CEO, and President;

•	Roger Smith, Executive Vice President, Chief Financial Officer, and Treasurer;

•	Samuel J. Simon, Executive Vice President, General Counsel, and Assistant Secretary;

•	Glen N. Godwin, Senior Vice President, Business Development; and

•	Scott C. Pitrone, Senior Vice President, Product Management.

Executive Summary

The Company’s financial and operational results for the year ended December 31, 2014 continued its strong track record in growth and performance. In 2014, our gross written premium grew 1.6%. Net earnings per diluted share increased 76.8% compared to 2013 as a result of improved underwriting profitability and an increase in favorable development on prior accident year loss and loss adjustment expenses reserves. Additionally, total shareholder return for 2014 was 9.7%. We believe our compensation programs competitively rewarded our executive team for the Company’s strong performance in 2014.

2014 Compensation Decisions

We took the following executive compensation actions in 2014:

•

We increased Mr. Gober’s salary and target annual incentive opportunity by 2.9%. This is the only increase in Mr. Gober’s salary or target annual incentive opportunity during his tenure as CEO, except for a company-wide salary adjustment in 2005 to offset the impact of a newly incurred city income tax.

•	We increased the salary and target annual incentive opportunity for each of the remaining NEOs from 3.3% to 5.2% and from 6.7% to 12.5%, respectively.

•	We paid annual incentives to the NEOs that were 143.3% of target.

•

We granted Performance Units under the Amended and Restated 2013 Stock Incentive Plan (the “2013 Stock Plan”) to our NEOs to incentivize long-term performance over the 3-year 2014-2016 Performance Period.

•

We determined that the Performance Share Units granted to our NEOs in 2012 under the Second Amended and Restated 2008 Performance Share Plan (the “Performance Share Plan”) for the 2012-2014 Performance Measurement Cycle paid out at 113.63% of target. This payout resulted in our NEOs receiving shares of common stock.

•	We granted time-based restricted stock to each NEO in order to enhance long-term retention. Restricted stock is generally awarded every three years, with the prior grant made in 2011.

In the aggregate:

•	The total cash compensation (the sum of salary and annual incentive compensation) for the NEOs, as a group, increased by 16.1% for 2014 compared to 2013.

•

Total direct compensation (the sum of salary, annual incentive compensation, restricted stock awards, and the payout from the Performance Share Plan) for the NEOs, as a group, increased by 35.3% for 2014 compared to 2013, driven entirely by the grant of restricted stock to the NEOs on August 5, 2014. Excluding the effect of the restricted stock award, total direct compensation for the NEOs, as a group, would have decreased by 9.6% for 2014 compared to 2013.

2015 Compensation Decisions

We made the following compensation decisions in early 2015 related to our NEOs:

•	We maintained salaries and target annual incentive opportunities under the Annual Executive Bonus Plan for 2015 at the same levels established in 2014.

•	We established performance targets for the Annual Executive Bonus Plan for 2015 performance.

•	We granted Performance Units under the 2013 Stock Plan and established Performance Goals for the 2015-2017 Performance Period.

2014 Say-on-Pay Vote Results

At our 2014 Annual Meeting of Shareholders, Infinity held an advisory vote on the compensation of its NEOs, commonly referred to as a say-on-pay vote. Our shareholders overwhelmingly approved the compensation of our NEOs, with 99% of votes cast in favor of our 2014 say-on-pay resolution. Based on the results of the 2014 say-on-pay vote and advice from the Compensation Committee’s independent compensation consultant, Pearl Meyer & Partners (“PM&P”), the Compensation Committee concluded that our executive compensation program achieves the goals of our executive compensation philosophy and has the support of an overwhelming majority of our shareholders. Therefore, the Compensation Committee has reaffirmed the elements of the Company’s executive compensation plans and policies, with such modifications as described above and herein.

Roles of the Committee, Compensation Consultant and Management

The Compensation Committee is comprised solely of independent directors and is responsible for determining the compensation of our CEO and other NEOs. The Compensation Committee receives assistance during its evaluation process from: (1) PM&P and (2) our CEO.

The Compensation Committee reviews and approves our CEO’s and NEOs’ compensation annually and makes determinations regarding adjustments and other changes in salary, annual incentive, and long-term incentive plans.

Our CEO reviews the compensation of the other NEOs annually and makes recommendations to the Compensation Committee regarding the other NEOs’ base salaries, annual incentives, and long-term incentive compensation plans.

During its February 28, 2014 meeting, our Compensation Committee considered the findings and recommendations of PM&P resulting from its 2013 engagement, as further discussed herein, in establishing the 2014 compensation packages for the NEOs and the recommendations of Mr. Gober in establishing the 2014 compensation packages for the NEOs, other than himself. At this meeting, the Compensation Committee elected: i) to increase Mr. Gober’s base salary by 2.9% and to increase the base salaries of the NEOs by 3.3% to 5.2%, ii) to increase Mr. Gober’s target annual incentive opportunity by 2.9% and to increase the target annual incentive opportunity of the remaining NEOs by 6.7% to 12.5%, and iii) to award an equal number of Performance Units for the 2014-2016 Performance Period (as such terms are defined in the 2013 Stock Plan) to each NEO.

In 2014, PM&P was retained by and reported directly to the Compensation Committee. PM&P, at the Compensation Committee’s request, regularly provides independent advice on current trends in compensation design, and provides executive compensation data and compensation program proposals to assist in evaluating and setting the overall structure of our executive compensation program and the compensation levels of our NEOs. PM&P does not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive officer compensation. The Compensation Committee evaluated whether any work performed by PM&P raised any conflict of interest and determined that it did not.

Compensation Philosophy and Objectives

Our Compensation Committee focuses on the dual objectives of motivating the NEOs primarily through incentive plans of both short and long-term duration and also retaining them over the long-term. Currently, the incentive plans consist of a cash incentive plan based on the achievement of annual performance goals and an equity incentive plan that provides payouts in common stock based on the achievement of long-term goals. Our Compensation Committee believes compensation should be designed with sufficient base compensation to be market competitive and to avoid excessive turnover, while also containing a sufficient “at-risk” component to provide the NEOs with an incentive to perform at or above expectations.

While our Compensation Committee believes incentive compensation should include both a short and a long-term component, the Compensation Committee has not formulated any particular benchmark with respect to the percentage of compensation that should come from each component. Our Compensation Committee considers a number of factors when establishing or recommending overall compensation for the NEOs. These factors include, but are not limited to:

•	the extent to which corporate financial performance objectives have been met,

•	the scope of an individual’s responsibility and ability to influence the Company’s results and strategic initiatives,

•	financial performance over a sustained period of time,

•	the alignment of the interests of management with our Company’s shareholders,

•	the compensation levels and practices of peer group companies, and

•	the level of an individual’s experience, past performance and future potential.

It is also our Compensation Committee’s view that when considering compensation programs for employees, those occupying the highest positions of authority and responsibility should have a larger portion of their compensation tied to long-term performance and such compensation should be linked more closely to the Company’s common stock performance, i.e. equity-based, as compared to employees occupying lower level positions of authority and responsibility. The Company uses performance share/unit awards in furtherance of this philosophy.

On an annual basis, our Compensation Committee approves incentive plans for the NEOs. Our Compensation Committee believes the Company’s operational performance is guided by two primary factors, combined ratio and growth in written premiums, which management must balance to obtain optimum results. Therefore, the annual and long-term incentive compensation plans for the NEOs contain performance goals based on these two factors, i.e. accident-year combined ratio and growth in written premiums, measured either discretely or in combination with each other. Additionally, our Compensation Committee believes a return metric is of significant importance to shareholders and an important measure of the financial performance of the Company. For 2014, our Compensation Committee chose to use operating return on equity as the return metric.

Similar to prior years, growth in gross written premiums, accident-year combined ratio, and operating return on equity were components of the NEOs’ 2014 annual incentive compensation. Similar, but more inclusive measures are in place for the three-year Performance Period associated with Performance Unit grants from our 2013 Stock Plan, including Statutory Accident-Year Combined Ratio and Growth in Net Written Premiums as the primary measures coupled with a multiplier based upon profitable growth in targeted markets. Since the majority of the incentive compensation attainable under both the annual and long-term incentive plans is contingent upon underwriting profitability (as opposed to rewarding growth in premiums without regard to profitability or rewarding gains arising from the Company’s investment portfolio), the Compensation Committee believes the incentive compensation plans do not encourage our NEOs to take unnecessary or excessive risks and are directly related to the Company’s financial goals and long-term strategy.

Principal Guides and Benchmarks Used for Setting Executive Compensation

2014 Executive Compensation Review

In 2013, our Compensation Committee engaged PM&P for the following:

•	to assist in selecting a peer group of companies from which to evaluate the pay levels, including salary and short- and long-term incentive compensation, for each NEO,

•	to compare target pay for the NEOs against the Company’s peer group and identify whether the compensation for any of the NEOs should be adjusted to better align with the peer group,

•

to evaluate the alignment of the NEOs’ actual pay and the Company’s performance against the peer group and determine whether the Company’s relative NEO compensation is appropriately aligned with the Company’s performance, and

•

to review the NEOs’ employment agreements and the Company’s short- and long-term incentive compensation plans and advise on the appropriateness of the terms and conditions contained in such agreements and plans.

In its 2013 assessment, PM&P recommended, and our Compensation Committee concurred, that executive pay should be analyzed against the following peer group (the “Peer Group”):

Donegal Group, Inc.

EMC Insurance Group, Inc.

Mercury General Corporation

National Interstate Corporation

ProAssurance Corporation

RLI Corp.

Safety Insurance Group, Inc.

Selective Insurance Group, Inc.

State Auto Financial Corporation

United Fire Group, Inc.

In performing its 2013 assessment, PM&P examined the executive compensation data furnished in the 2013 proxy statements of the Peer Group companies along with data compiled in compensation surveys. PM&P also examined the prior one- and three-year financial performance data, with a focus on revenue and gross written premium growth and on book value, profitability, and operating return on equity in accordance with the Company’s strategy.

The Company was at or above the 75th percentile versus the Peer Group in size, growth, and profitability measures including the key performance criteria used in the annual and equity incentive plans during the three years covered by the study (2010-2012).

The Compensation Committee considered the results of PM&P’s review and its recommendations in establishing 2014 and 2015 executive compensation.

2014 Executive Compensation Components

Our Compensation Committee chose, as has been the practice in prior years, to compensate the NEOs through each of the compensation components summarized in the following table and described in greater detail below. The Compensation Committee based this decision upon i) its satisfaction with the historical performance results achieved under the philosophy and design of our existing compensation program, ii) existing contractual obligations to provide certain minimum levels of compensation to the NEOs, and iii) guidance and advice from PM&P.

Component	Purpose	Summary Description	Significant Changes since Last Year’s Proxy Statement
Salary	To provide a consistent base level of compensation commensurate with an NEO’s duties and responsibilities.	Consists of a fixed amount paid on a bi-weekly basis.	None.

Annual Performance Incentive Plans	To provide incentive compensation for achievement of short-term goals.

Consists of the Annual Executive Bonus Plan, which is a cash-based incentive plan designed to reward growth in gross written premiums, accident-year combined ratio performance, and operating return on equity.

For 2015, a fourth metric, growth in book value per share (“GBVPS”), is included; growth in gross written premiums only includes growth in the Company’s Focus States; and the weightings for the Operating Return on Equity, GBVPS, Statutory Accident Year Combined Ratio, and Growth in Gross Written Premiums in Focus States metrics are 15%, 10%, 55%, and 20%, respectively.

Performance Units

To provide incentive compensation for performance measured over a three-year period and to align the NEOs’ interests with those of the shareholders by linking compensation to the Company’s stock price.

Consists of an

equity-based incentive to reward performance as measured by growth in net written premiums and statutory accident-year combined ratio with the opportunity for additional compensation for profitable growth in specific geographic regions above a certain threshold.

For the 2015-2017 performance period, the maximum rate at which performance units convert into shares of common stock was reduced from 300% to 200%, and performance will be assessed only upon growth in net written premiums and statutory accident-year combined ratio.

Component	Purpose	Summary Description	Significant Changes since Last Year’s Proxy Statement
Restricted Stock

To provide a long-term incentive for each NEO to remain with the Company and to align the NEOs’ interests with those of the shareholders by linking the value of such incentive to the Company’s stock price.

Consists of an outstanding restricted stock grant containing a three-year cliff vesting provision made to each NEO in 2014. The last time a restricted stock grant was awarded to the NEOs was 2011.

On August 5, 2014, the Compensation Committee granted 9,992 shares of restricted stock to Mr. Gober and 9,084 shares of restricted stock to Messrs. Godwin, Pitrone, Simon and Smith. Each of these grants will vest 3 years from the date of grant. The Compensation Committee does not anticipate granting any additional restricted stock until the 2014 grants vest in 2017.

Retirement and Deferred Compensation Plans	To provide vehicles for NEOs and other employees to receive replacement income upon termination of their employment with the Company.	Consists of the Company’s 401(k) Plan, a non-qualified supplemental retirement plan (“SERP”) and a deferred compensation plan (“DCP”).	None.

•	Salary

Minimum salaries for each of the NEOs are established pursuant to existing employment agreements. In March 2014, the base salaries for the NEOs were increased as follows:

Executive	Salary Prior to March 2, 2014	Salary as of March 2, 2014	% Increase
James R. Gober	$558,800	$575,000	2.9%
Roger Smith	$312,000	$325,000	4.2%
Samuel J. Simon	$406,400	$420,000	3.3%
Glen N. Godwin	$270,000	$280,000	3.7%
Scott C. Pitrone	$252,000	$265,000	5.2%

•	Annual Performance Incentive Plans

The Annual Executive Bonus Plan was established and approved by our shareholders in 2010. Our Compensation Committee structured the Annual Executive Bonus Plan for 2014 based on the attainment of certain performance goals related to three (3) performance measures:

•	Operating return on equity,

•	Statutory accident-year combined ratio, and

•	Growth in gross written premiums.

In establishing performance targets under both the Annual Executive Bonus Plan and the 2013 Stock Plan (prior to 2014, the Performance Share Plan), our Compensation Committee considers the following factors:

•	Alignment of the targets with the Company’s annual budget and long-term strategic plan, which are reviewed and approved by the Board,

•	The Company’s cost of capital,

•	Industry trends and the competitive environment, and

•	Prevailing macroeconomic conditions.

The table below identifies the target and maximum award opportunities under the Annual Executive Bonus Plan for 2014, in which all NEOs participated. The maximum award is 200% of the target award.

Executive	Target Award	Maximum Award
James R. Gober	$575,000	$1,150,000
Roger Smith	$255,000	$510,000
Samuel J. Simon	$320,000	$640,000
Glen N. Godwin	$225,000	$450,000
Scott C. Pitrone	$225,000	$450,000

Weightings were assigned to each performance measure in the Annual Executive Bonus Plan for 2014, as follows:

•	A 20% weighting was assigned to Operating Return on Equity,

•	A 60% weighting was assigned to Statutory Accident-Year Combined Ratio, and

•	A 20% weighting was assigned to Growth in Gross Written Premiums.

Each NEO was subject to the same performance targets for each of these three (3) performance measures. The performance targets under the Annual Executive Bonus Plan for 2014 were as follows:

Operating Return on Equity (20% weighting)

Target	Percentage Payout
10.0% or above	200%
7.0%	150%
6.0%	100%
5.0% or below	0%

Actual 2014 Operating Return on Equity = 8.3% (equating to 171.7% of target or 34.34% of each NEO’s target annual incentive)

“Operating Return on Equity” means net earnings less (1) realized gains/losses on investments, net of tax; less (2) loss on redemption of debt, net of tax as a percentage of average equity.

Statutory Accident-Year Combined Ratio (60% weighting)

Target	Percentage Payout
94.5% or below	200%
95.5%	150%
96.5%	100%
97.5% or above	0%

Actual 2014 Statutory Accident-Year Combined Ratio = 95.40% (equating to 155% of target or 93.0% of each NEO’s target annual incentive)

“Statutory Accident-Year Combined Ratio” means the Statutory Combined Ratio (defined below) less favorable/unfavorable development on prior accident year loss and loss adjustment expense reserves plus GAAP agent balances and premium receivables charged off.

“Statutory Combined Ratio” means the sum of the following ratios: (i) losses and loss adjustment expenses incurred as a percentage of net earned premium and (ii) underwriting expenses incurred, net of fees, as a percentage of net written premium.

Growth in Gross Written Premiums (20% weighting)

Target	Percentage Payout
6.0% or above	200%
4.0%	150%
2.0%	100%
0.0% or below	0%

Actual 2014 Growth in Gross Written Premiums = 1.6% (equating to 80% of target or 16.0% of each NEO’s target annual incentive)

Straight-line interpolation was used to determine the NEOs’ payouts for those performance results falling between the designated performance targets.

On March 2, 2015, the incentive compensation under the Annual Executive Bonus Plan for 2014 for each of our NEOs was determined by our Compensation Committee to be 143.3% of each NEO’s target amount. The amount of the 2014 payout for each NEO is listed in the table below:

Executive	Target	Actual Award	% of Target
James R. Gober	$575,000	$823,975	143.3%
Roger Smith	$255,000	$365,415	143.3%
Samuel J. Simon	$320,000	$458,560	143.3%
Glen N. Godwin	$225,000	$322,425	143.3%
Scott C. Pitrone	$225,000	$322,425	143.3%

•	Performance Shares/Units

As noted above, our Compensation Committee believes a meaningful portion of an NEO’s overall compensation should be equity-based. In 2008, our Board and shareholders approved the 2008 Performance Share Plan. In 2008, our Board amended the 2008 Performance Share Plan to reduce the number of shares available for issuance to 500,000 from 1,000,000. In 2010, our Board and shareholders approved the Second and Amended 2008 Performance Share Plan. At the conclusion of each three-year Performance Measurement Cycle, which begins on January 1st of year 1 and ends on December 31st of year 3, each Performance Share Unit will convert to between 0 to 3 shares of common stock depending on the performance results.

In 2013, our Board and shareholders approved the 2013 Stock Plan. In 2013, our Board amended the 2013 Stock Plan to reduce the number of shares available for issuance to 750,000 from 1,000,000. Upon shareholder approval of the 2013 Stock Plan, the Company became prohibited from making further grants under the 2008 Performance Share Plan. The 2013 Stock Plan permits the Board, acting through a committee composed of independent, non-employee directors, to grant awards of “Performance Shares” and “Performance Units.” In 2014, the Compensation Committee awarded Performance Units to each NEO under terms substantially similar to prior awards made under the 2008 Performance Share Plan, including the use of a three-year performance period with the opportunity for such Performance Share Units to convert to between 0 to 3 shares of common stock depending on the performance results.

Results of the 2012 – 2014 Performance Measurement Cycle

On February 28, 2012, our Compensation Committee approved an award of 6,540 Performance Share Units to each NEO for the 2012-2014 Performance Measurement Cycle. In determining the conversion ratio, actual performance was measured against the pre-established 2012-2014 Performance Component Targets, which consisted of:

•

A matrix with the performance results for the annual Growth in Net Written Premiums on one axis and the Statutory Accident-Year Combined Ratio on the other axis, which is used to establish an initial payout ratio of between 0% to 200%, and

•

A matrix with the Compound Annual Growth Rate in Gross Written Premiums in targeted markets on one axis and the Accident Year Combined Ratio in the same targeted markets on the other axis to establish a multiplier of 1.0 to 1.5, which allows for the initial payout ratio to be increased by up to 1.5 times, thus resulting in a potential payout of between 0% to 300%. The Performance Component Targets for the 2012-2014 Performance Measurement Cycle were as follows:

Performance Measure	Threshold	Target	Maximum
Statutory Accident-Year Combined Ratio	99.5%	97.5%	96.0%
Growth in Net Written Premiums	< 4.5%	8.5%	12.5%

The initial payout ratio was 0% at or below “Threshold” performance, 100% at “Target” performance, and 200% at or above “Maximum” performance, subject to the following actual achievements:

Actual Statutory Accident-Year Combined Ratio = 96.72% (midpoint between target and maximum)

Actual Growth in Net Written Premiums = 7.79% (slightly below target)

Actual Initial Payout Ratio = 113.63%

Compound Annual Growth Rate in Net Written Premiums in targeted markets	Multiplier at Accident Year Combined Ratios within such markets
	97.0%	98.0%	99.0%
<7.5%	1.25	1.10	1.00
10.0%- < 12.4%	1.37	1.25	1.10
>12.5%	1.50	1.37	1.25

Actual Compound Annual Growth Rate in Net Written Premiums in targeted markets = (5.27)%

Actual Accident Year Combined Ratio within such targeted markets = 100.83%

Actual Urban Zone Multiplier = 1.00

Actual Final Payout Ratio = 113.63% x 100.0% = 113.63%

“Growth in Net Written Premiums” means the growth in premiums written on all policies the Company has issued during the period, net of reinsurance.

Straight-line interpolation was used to determine the conversion ratio for performance results that fell between the points on the 2012-2014 Performance Compensation Matrix.

On March 2, 2015, our Compensation Committee determined that each Performance Share Unit awarded under the Performance Share Plan for the 2012-2014 Performance Measurement Cycle should convert to 1.1363 shares of common stock, thereby resulting in a payout, to be distributed on April 15, 2015, of 7,431 shares to each NEO.

2014 – 2016 Performance Measurement Cycle

On February 28, 2014, our Compensation Committee approved an award of 5,552 Performance Units to each NEO for the 2014-2016 Performance Period. In determining the number of Performance Units to award, the

Compensation Committee divided the average of the intraday high and low price of the Company’s common stock for the last five trading days of calendar year 2013 into $390,000 and rounding up to arrive at the Performance Unit award for each NEO.

In determining the conversion ratio, actual performance will be measured against the pre-established 2014-2016 Performance Goals, which consist of the following Performance Measures:

•

A matrix with the performance results for the annual Growth in Net Written Premiums on one axis and the Statutory Accident-Year Combined Ratio on the other axis, to establish an initial payout ratio of between 0% to 200%, and

•

A matrix with the Compound Annual Growth Rate in Gross Written Premiums in targeted markets on one axis and the Accident Year Combined Ratio in the same targeted markets on the other axis to establish a multiplier of 1.0 to 1.5, which allows for the initial payout ratio to be increased by up to 1.5 times, thus resulting in a potential payout of between 0% to 300%.

Capitalized terms used in the preceding two paragraphs shall, unless otherwise defined, have the meaning set forth in the 2013 Stock Plan.

•	Restricted Stock

Upon the vesting of the restricted stock award that was made in 2011, the Compensation Committee elected to grant restricted stock to each NEO on August 5, 2014 to continue providing an adequate retention incentive to each NEO. Each of these restricted stock awards will vest on August 5, 2017. Prior to such vesting, these restricted shares shall have no voting rights and shall accrue dividends but not distribute such dividends until vested. The table below shows the number of shares granted to each NEO, as well as the grant date value of each award:

Executive	Number of Restricted Shares	Grant Date Value
James R. Gober	9,992	$669,864
Roger Smith	9,084	$608,991
Samuel J. Simon	9,084	$608,991
Glen N. Godwin	9,084	$608,991
Scott C. Pitrone	9,084	$608,991

•	Retirement and Deferred Compensation Plans

The Company matches employee contributions to the 401(k) plan in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution, subject to Internal Revenue Code (the “IRC”) qualified defined contribution plans limits.

The Company maintains the SERP in which employees, including NEOs, earning in excess of the IRC annual compensation limit may participate. Effective January 1, 2010, the Company amended the SERP to permit a participant to make contributions into the SERP by deferring a portion of his or her compensation that exceeds the IRC annual compensation limit and to receive a Company matching contribution on such deferrals in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution.

The Company also maintains the DCP into which any eligible participant, including the NEOs, may elect to defer from 5% to 80% of his or her base salary during any calendar year period and/or from 10% to 80% of any direct lump sum incentive payment. The Company does not have a defined benefit retirement plan for its employees, including its NEOs.

•	Perquisites

It is the Company’s philosophy to limit the type and amount of perquisites that it provides to its executives, including its NEOs. As disclosed in the Summary Compensation Tables, Mr. Gober received a personal automobile allowance, and Messrs. Gober, Smith, and Godwin received automobile and homeowner’s insurance premium reimbursements.

Employment Agreements / Change-in-Control Arrangements

The Company has employment agreements with Messrs. Gober, Smith, Simon, Godwin, and Pitrone that will expire on August 11, 2017. The NEOs’ employment agreements contain a “double trigger” for payment of severance benefits upon a change-in-control (meaning that an executive is entitled to severance benefits only upon the occurrence of both a change-in-control and termination of employment, as defined in the agreements). Our Board believes such an arrangement is more beneficial to the Company than employment agreements providing for severance benefits solely upon a change-in-control. The employment agreements provide for a base salary of at least $575,000, $325,000, $420,000, $280,000, and $265,000 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, and an annual incentive opportunity for each NEO. Pursuant to the employment agreements, the annual incentive target must be equal to at least 100% of Mr. Gober’s annual salary, and at least $255,000, $320,000, $225,000, and $225,000 for Messrs. Smith, Simon, Godwin, and Pitrone, respectively.

Each NEO’s employment agreement provides for certain severance benefits in the event the NEO’s employment with the Company is terminated. If any NEO’s employment is terminated by the Company other than for cause, or is terminated by the executive for “good reason,” which includes, among other things, the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company (including by reason of the Company becoming a subsidiary, or under the control, of a company not an affiliate of Infinity), the agreements provide that the NEO will receive payment of:

•	two times the executive’s most recent salary in a lump sum payment;

•

a lump sum payment of $575,000, $255,000, $320,000, $225,000, and $225,000 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, pro-rated based on the actual number of days elapsed in the year in which the executive’s termination takes place, plus $1,150,000, $510,000, $640,000, $450,000, and $450,000 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively;

•	100% vesting of restricted shares and restricted share units awarded under the 2013 Stock Plan;

•

lump sum payment in lieu of a contribution into the executive’s 401(k) or SERP account with the amount of the company match being equal to the executive’s eligible wages and deferral election in effect at the time of termination for a period of 18 months; and

•	payment of the executive’s life insurance and medical and dental benefits for a period of 18 months after termination.

In the event of an NEO’s death or disability, the NEO (or the NEO’s estate) will receive a lump sum payment equal to $575,000, $255,000, $320,000, $225,000, and $225,000 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, pro rated based upon the actual number of days elapsed in the year in which the NEO’s termination takes place. Mr. Gober is entitled to accelerated, pro rata vesting of restricted stock upon qualified retirement, provided that at least 50% of the time between the date of grant and date of vesting has elapsed as of the date of such retirement. Regardless of the manner in which an NEO’s employment is terminated, an NEO is entitled to receive amounts earned but unpaid during the NEO’s term of employment. These amounts include accrued but unpaid salary, payment of accrued but unused vacation time, and reimbursement of any incurred business expenses prior to the date of termination. Additionally, an NEO will be entitled to receive all amounts, if any, accrued and vested under our 401(k) Plan, the DCP, and the SERP. All payments set forth in the employment agreement shall be paid in a manner that complies with Section 409A of the IRC.

Pursuant to the terms of each NEO’s employment agreement, each NEO agrees to the following restrictions during the term of the NEO’s employment and for a period of 24 months following the NEO’s termination of employment:

•	Non-Competition. The executive agrees not to compete against the Company.

•	Non-Diversion. The executive agrees not to divert customers or take advantage of business opportunities of which the executive becomes aware during his employment with the Company.

•	Non-Recruitment. The executive agrees not to solicit, induce or influence or attempt to solicit, induce or influence any employee of the Company to leave his or her employment.

•	Non-Disclosure. The executive agrees not to disclose confidential information of the Company.

•

Litigation Cooperation. The executive agrees to reasonably cooperate with the Company, at the Company’s expense, by making himself available to testify on behalf of the Company in any action, suit or proceeding and to provide information to the Company or its counsel in regards to such action, suit or proceeding.

•

Non-Disparagement. Both the Company and the executive agree not to make disparaging statements about each other; however, neither party is precluded from making truthful statements or disclosures as required by law, regulation or the legal process.

Additional Considerations

Executive Share Ownership Guidelines

To further align the interests of management with the Company’s long-term shareholders, the Board of Directors adopted stock ownership guidelines in July 2006, which were amended on February 26, 2008 and on August 2, 2011. The amended stock ownership guidelines provide that the CEO should own Company stock equal to five (5) times his or her salary and each of the remaining NEOs should own Company stock equal to three (3) times his or her salary. Each executive subject to the stock ownership guidelines is required to retain 100% of the after-tax equity received by such executive through the vesting, on or after January 1, 2008, of any performance share or restricted stock grant, until such officer has satisfied his or her minimum stock ownership requirement. As of March 26, 2015, each NEO satisfies the requisite ownership thresholds set forth in the amended stock ownership guidelines.

Impact of Tax Regulations

Section 162(m)

Our Compensation Committee considers the potential impact of Section 162(m) of the IRC when considering compensation awards. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the Company’s other “covered employees,” as defined in Section 162(m), except for compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements.

The Company views preserving tax deductibility as an important objective, but not the sole objective, in establishing executive compensation. Although the Company has compensation plans that are intended to permit the award of deductible compensation under Section 162(m) of the IRC, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Specifically, as a result of the vesting of restricted stock grants made in 2011, the Company believes that $1,628,092 of the executive compensation paid in 2014 exceeds the limits for deductibility under Section 162(m); however, no assurances can be made in this regard. The Company considers the available alternatives and acts with the intention of preserving the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives, including the attraction and retention of key executives.

While certain awards may be intended to qualify for the “performance-based compensation” exception under Section 162(m), the determination of whether compensation actually qualifies for the exception is complex and is based on the facts and circumstances of each case. Consequently, the Company cannot guarantee that compensation that is intended to qualify for the “performance-based compensation” exception under Section 162(m) will in fact so qualify. Additionally, our Compensation Committee retains the ability to evaluate the performance of the Company’s executives and to compensate executives appropriately, even if it may result in the non-deductibility of certain compensation under applicable tax laws and regulations.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee is responsible for establishing the compensation for the NEOs and for administering Infinity’s equity-based compensation plans. Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K as well as the accompanying tables, and based on this review and discussion has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Respectfully submitted,

Compensation Committee

Harold E. Layman (Chairman)

Teresa A. Canida

William Stancil Starnes

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (e) 1 2		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j) [3]
James R. Gober	2014	$571,885	$1,079,324	[4]	$823,975	[5]	$35,460	[6]	$64,411	7 8 9 10	$2,575,054
Chairman, Chief Executive Officer and President	2013	$558,800	$362,047	[4]	$662,178	[5]	$107,513	[6]	$60,730	7 8 9 10	$1,751,268
	2012	$558,800	$372,322	[4]	$620,268	[5]	$98,896	[6]	$60,781	7 8 9 10	$1,711,067

Roger Smith	2014	$322,500	$1,018,451	[4]	$365,415	[5]	$6,112	[6]	$48,474	7 8 9 10	$1,760,953
Executive Vice President and Chief Financial Officer	2013	$312,000	$362,047	[4]	$278,475	[5]	$19,589	[6]	$51,599	7 8 9 10	$1,023,710
	2012	$312,000	$372,322	[4]	$260,850	[5]	$18,802	[6]	$47,974	7 8 9 10	$1,011,948

Samuel J. Simon	2014	$417,385	$1,018,451	[4]	$458,560	[5]	$4,280	[6]	$55,395	8 9 10	$1,954,071
Executive Vice President, General Counsel and Assistant Secretary	2013	$406,400	$362,047	[4]	$355,500	[5]	$14,335	[6]	$53,987	8 9 10	$1,192,269
	2012	$406,400	$372,322	[4]	$333,000	[5]	$14,272	[6]	$48,046	8 9 10	$1,174,040

Glen N. Godwin	2014	$278,077	$1,018,451	[4]	$322,425	[5]	$8,041	[6]	$43,831	7 8 9 10	$1,670,824
Senior Vice President, Business Development	2013	$270,000	$362,047	[4]	$237,000	[5]	$25,932	[6]	$46,922	7 8 9 10	$941,901
	2012	$270,000	$372,322	[4]	$222,000	[5]	$26,677	[6]	$44,891	7 8 9 10	$935,890

Scott C. Pitrone	2014	$262,500	$1,018,451	[4]	$322,425	[5]	$3,810	[6]	$36,885	8 9 10	$1,644,071
Senior Vice President, Product Management	2013	$252,000	$362,047	[4]	$237,000	[5]	$10,838	[6]	$36,067	8 9 10	$897,952
	2012	$252,000	$372,322	[4]	$222,000	[5]	$9,151	[6]	$25,263	8 9	$880,736

1

For dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2014, December 31, 2013, and December 31, 2012, calculated in accordance with FASB ASC Topic 718 for awards under the Company’s 2013 Stock Plan and Performance Share Plan and for assumptions used in the calculation of these amounts, please refer to Note 7, Share-Based Compensation, to the Company’s audited financial statements for the fiscal years ended December 31, 2014, December 31, 2013, and December 31, 2012, included in the Company’s 2014, 2013, and 2012 Annual Reports on Form 10-K.

2

Represents the fair value on the date of grant for the awards of Performance Units under the 2013 Stock Plan in 2014 and of Performance Share Units under the Performance Share Plan made in 2013 and 2012 (equal to $409,460 in 2014 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone) and for the awards of restricted stock under the 2013 Stock Plan made in 2014 (equal to $669,864 for Mr. Gober and $608,991 for Messrs. Smith, Simon, Godwin, and Pitrone), calculated in accordance with FASB ASC Topic 718. The fair value of both the Performance Units and Performance Share Units is based upon the assumption that the probable performance outcome will be at the targeted performance level; however, the actual amount may be more (up to three times the award) or less (down to zero times the award) if actual performance is above or below, respectively, the targeted performance level.

3	Rows may not cross-foot due to rounding.
4

Grant date fair value for performance at the maximum achievement level for the Performance Units equals $1,228,380 for Messrs. Gober, Smith, Simon, Godwin and Pitrone in 2014 and for the Performance Share Units equals $1,086,140 for Messrs. Gober, Smith, Simon, Godwin and Pitrone in 2013 and $1,116,967 for Messrs. Gober, Smith, Simon, Godwin and Pitrone in 2012.

5	Represents payments based upon performance for each year under the Annual Executive Bonus Plan.
6	Represents above market rate of interest on participant’s deferred compensation balance.
7

Includes i) automobile allowances of $7,424, $6,294, and $4,806 for Mr. Gober in 2014, 2013, and 2012, respectively, and ii) automobile and homeowner’s insurance premiums of $4,680, $9,000, and $4,179 for Messrs. Gober, Smith, and Godwin, respectively, in 2014, of $3,384, $9,000, and $5,052 for Messrs. Gober, Smith, and Godwin, respectively, in 2013, and of $3,194, $9,000, and $4,170 for Messrs. Gober, Smith, and Godwin, respectively, in 2012.

8	Includes a matching 401(k) contribution for each NEO in the amount of $13,000 in 2014, $12,750 in 2013, and $12,500 in 2012.
9

Includes accrued but unpaid dividends on restricted stock during the restricted period in the amount of $18,361, $18,612, and $13,959 in 2014, 2013, and 2012, respectively, for Mr. Gober and of $16,751, $17,017, and $12,763 in 2014, 2013, and 2012, respectively, for Messrs. Smith, Simon, Godwin, and Pitrone.

10

Includes SERP matching contributions of $20,945, $9,723, $25,644, $9,901, and $7,135 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for 2014, of $19,690, $12,832, $24,220, $12,103, and $6,300 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for 2013, and of $26,322, $13,711, $22,783, and $15,458 for Messrs. Gober, Smith, Simon, and Godwin, respectively, for 2012.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James R. Gober	02/28/2014	(1)	$0	$575,000	$1,150,000	—	—	—	—	—
	02/28/2014	(2)	—	—	—	0	5,552	16,656	—	$409,460	(3)
	08/05/2014		—	—	—	—	—	—	9,992	$669,864
Roger Smith	02/28/2014	(1)	$0	$255,000	$510,000	—	—	—	—	—
	02/28/2014	(2)	—	—	—	0	5,552	16,656	—	$409,460	(3)
	08/05/2014		—	—	—	—	—	—	9,084	$608,991
Samuel J. Simon	02/28/2014	(1)	$0	$320,000	$640,000	—	—	—	—	—
	02/28/2014	(2)	—	—	—	0	5,552	16,656	—	$409,460	(3)
	08/05/2014		—	—	—	—	—	—	9,084	$608,991
Glen N. Godwin	02/28/2014	(1)	$0	$225,000	$450,000	—	—	—	—	—
	02/28/2014	(2)	—	—	—	0	5,552	16,656	—	$409,460	(3)
	08/05/2014		—	—	—	—	—	—	9,084	$608,991
Scott C. Pitrone	02/28/2014	(1)	$0	$225,000	$450,000	—	—	—	—	—
	02/28/2014	(2)	—	—	—	0	5,552	16,656	—	$409,460	(3)
	08/05/2014		—	—	—	—	—	—	9,084	$608,991

(1)

Our Compensation Committee approved the Annual Executive Bonus Plan for 2014 performance on February 28, 2014. The shareholders approved the Annual Executive Bonus Plan at the 2010 Annual Meeting of Shareholders on May 26, 2010.

(2)

Our Compensation Committee approved the Performance Goals for the 2014-2016 Performance Measurement Cycle (as such terms are defined in the 2013 Stock Plan) on February 28, 2014. The shareholders approved the 2013 Stock Plan at the 2013 Annual Meeting of Shareholders on May 21, 2013.

(3)	Represents the grant date fair value of the award, calculated in accordance with FASB ASC Topic 718, based upon the assumption that actual performance will be at the targeted performance level.

In keeping with his egalitarian-based philosophy towards executive compensation, Mr. Gober advised our Compensation Committee in 2008 that he would prefer that each NEO receive an identical annual award of Performance Share Units. In 2014, our Compensation Committee elected to award all NEOs an identical grant of Performance Units at its February 28, 2014 meeting. For further information regarding the Annual Executive Bonus Plan for 2014, the Performance Share Plan, the 2013 Stock Plan, and the Performance Period for 2014-2016, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
James R. Gober	9,992	(1)	$771,982	5,552	(2)	$428,948	(4)
				6,479	(3)	$500,568	(4)
Roger Smith	9,084	(1)	$701,830	5,552	(2)	$428,948	(4)
				6,479	(3)	$500,568	(4)
Samuel J. Simon	9,084	(1)	$701,830	5,552	(2)	$428,948	(4)
				6,479	(3)	$500,568	(4)
Glen N. Godwin	9,084	(1)	$701,830	5,552	(2)	$428,948	(4)
				6,479	(3)	$500,568	(4)
Scott C. Pitrone	9,084	(1)	$701,830	5,552	(2)	$428,948	(4)
				6,479	(3)	$500,568	(4)

(1)	Represents restricted stock vesting on August 5, 2017.
(2)

Represents Performance Units awarded for the 2014-2016 Performance Period (as such terms are defined in the 2013 Stock Plan). Each Performance Unit will convert into 0 to 3 shares of common stock based upon actual performance vis-à-vis the pre-established Performance Goals (as defined in the 2013 Stock Plan) for the 2014-2016 Performance Period.

(3)

Represents Performance Share Units awarded for the 2013-2015 Performance Measurement Cycle (as such terms are defined in the Performance Share Plan). Each Performance Share Unit will convert into 0 to 3 shares of common stock based upon actual performance vis-à-vis the pre-established Performance Component Targets (as defined in the Performance Share Plan) for the 2013-2015 Performance Measurement Cycle.

(4)

Represents payout value at the target performance level under both the 2014-2016 Performance Period and the 2013-2015 Performance Measurement Cycle with each Performance Unit and Performance Share Unit converting into 1 share of common stock. Since performance under both the 2014-2016 Performance Period and the 2013-2015 Performance Measurement Cycle exceeds the threshold performance level, the Company is required to disclose the payout value at the target performance level. Under both the 2014-2016 Performance Period and the 2013-2015 Performance Measurement Cycle, payout value at the maximum performance level would be equal to three times the disclosed amount.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d) (1)	Value Realized On Vesting ($) (e)
James R. Gober	—	—	22,941	$1,581,726	(2)
Roger Smith	—	—	21,612	$1,495,388	(3)
Samuel J. Simon	7,500	$306,863	21,612	$1,495,388	(3)
Glen N. Godwin	—	—	21,612	$1,495,388	(3)
Scott C. Pitrone	—	—	21,612	$1,495,388	(3)

(1)

Includes shares of common stock to be distributed on April 15, 2015 under the Performance Share Plan upon the conversion into 1.1363 shares of common stock for each Performance Share Unit awarded for the 2012-2014 Performance Measurement Cycle (as such terms are defined in the Performance Share Plan) and which vested as of December 31, 2014.

(2)

Includes 15,510 shares ($1,007,607) from the vesting of restricted stock on August 2, 2014 and 7,431 shares ($574,119 value realized on vesting) receivable on April 15, 2015 under the Performance Share Plan.

(3)

Includes 14,181 shares ($921,269) from the vesting of restricted stock on August 2, 2014 and 7,431 shares ($574,119 value realized on vesting) receivable on April 15, 2015 under the Performance Share Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Plan	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
James R. Gober	DCP	$559,843	$0	$274,814	(1)	$0	$6,355,533	(2)
	SERP	$25,134	$20,945	$42,038		$0	$601,411	(3)

Roger Smith	DCP	$43,973	$0	$47,370	(1)	$0	$1,078,855	(2)
	SERP	$9,905	$9,723	$7,791		$0	$196,945	(3)

Samuel J. Simon	DCP	$0	$0	$33,170	(1)	$0	$746,510	(2)
	SERP	$76,933	$25,644	$15,599		$0	$462,998	(3)

Glen N. Godwin	DCP	$59,250	$0	$62,314	(1)	$0	$1,411,998	(2)
	SERP	$11,881	$9,901	$16,711		$0	$162,999	(3)

Scott C. Pitrone	DCP	$94,800	$0	$29,524	(1)	$0	$679,808	(2)
	SERP	$8,562	$7,135	$2,759		$0	$78,647	(3)

(1)

Includes $35,460, $6,112, $4,280, $8,041, and $3,810 of above-market interest reported in Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the above Summary Compensation Table for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for fiscal year 2014.

(2)

Includes above-market interest reported in Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the above Summary Compensation Table in the amount of $107,513, $19,589, $14,335, $25,932, and $10,838 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for fiscal year 2013, and $98,896, $18,802, $14,272, $26,677, and $9,151 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for fiscal year 2012, and as previously reported in Column (h) “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the registrant’s Summary Compensation Tables for fiscal years preceding 2012 in the amount of $111,022, $22,146, $13,552, $30,153, and $1,264 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively.

(3)

Includes SERP contributions reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table in the amount of $19,690, $12,832, $24,220, $12,103, and $6,300 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone respectively, for fiscal year 2013, and $26,322, $13,711, $22,783, and $15,458 for Messrs. Gober, Smith, Simon, and Godwin, respectively, for fiscal year 2012, and as previously reported in Column (i) “All Other Compensation” in the registrant’s Summary Compensation Tables for fiscal years preceding 2012, in the amount of $97,015, $39,339, $63,811, $19,032, and $16,495 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively.

The table above contains data relating to two separate plans. One of these plans is the DCP, effective as of February 19, 2003, as amended and restated effective January 1, 2005. Certain members of management, including Messrs. Gober, Smith, Simon, Godwin, and Pitrone, are eligible to participate in the DCP. For calendar year 2014, the interest rate paid on balances in the DCP was 4.65%. A participant in the DCP may elect to defer from 5% to 80% of his or her base salary during any calendar year period and/or from 10% to 80% of any direct lump sum incentive payment other than a long-term incentive compensation payment. Additionally, a participant is not permitted to make a deferral election that would reduce a participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g. FICA/Medicare) on amounts deferred, benefit plan withholding requirements, or income tax withholding for compensation that cannot be deferred. Upon making a deferral election, the participant must decide to either defer such compensation until the participant’s termination of employment with the Company or defer such compensation until the first day of a year selected by the participant (a “Fixed Date”). However, in the event that a participant is still an employee on the Fixed Date, then such distribution will not begin until after the participant’s termination of his or her employment with the Company. Distributions begin on January 15th or July 15th of a calendar year following the expiration of the participant’s employment or the Fixed Date. Pursuant to Section 409A of the IRC, the Company will generally need to wait a minimum of six (6) months following termination of employment before making a distribution to a participant. Participants may choose to receive such distributions in a lump sum payment or in annual installments, not to exceed ten (10) years. On or about November 15th of each year, the Company, acting through the Compensation Committee, establishes the interest rate to be paid on deferred compensation balances for the upcoming year.

The other plan is the SERP, effective as of May 1, 2003, as amended and restated effective January 1, 2010. Certain members of management, including Messrs. Gober, Smith, Simon, Godwin, and Pitrone, are eligible to participate in the SERP. The SERP is a nonqualified deferred compensation plan that is intended to enable eligible employees to make contributions and to receive employer retirement contributions that are precluded by the provisions of the Company’s 401(k) retirement plan or by limitations on compensation which may be considered in making contributions to the Company’s 401(k) retirement plan. Effective January 1, 2010, the Company amended the SERP to permit participants to make contributions into the SERP and the Company to make matching contributions on such participants’ contributions that exceed the statutory annual compensation limit set forth in IRC Section 401(a)(17) of $260,000 in 2014 for qualified defined contribution plans.

Under the SERP, a participant may defer from 1% to 25% of his or her eligible compensation into the SERP. A participant is not permitted to make a deferral election that would reduce a participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g. FICA/Medicare) on amounts deferred, benefit plan withholding requirements, or income tax withholding for compensation that cannot be deferred. A deferral election under the SERP is applied only after any other deferral election made pursuant to another nonqualified deferred compensation plan is applied to a participant’s compensation. Each participant in the SERP directs his or her contributions into one or more of the investment options contained in the Company’s 401(k) retirement plan (excluding a stable value fund investment option, which is not available to SERP participants). Participant returns are dependent upon the performance of the investment options chosen by the participant. No participant may receive a distribution from the SERP prior to the participant’s death or the participant’s resignation, discharge, or retirement from the Company. Upon a participant’s death, the balance in the participant’s account shall be distributed to the participant’s beneficiaries in a lump sum cash payment within 90 days of the participant’s death. Upon a participant’s resignation, discharge, or retirement from the Company, the participant shall be entitled to a distribution of his or her SERP account balance in a lump sum or in ten (10) or fewer equal annual installments that begin on the following January 15th or July 15th. A SERP participant must select the time and method of payment upon his or her enrollment in the SERP. Pursuant to Section 409A of the IRC, the Company will generally need to wait a minimum of six (6) months following termination of employment before making a distribution to a participant.

Employment Contracts / Change-in-Control Arrangements

The following table shows the compensation costs that would result, pursuant to the terms of each NEO’s employment agreement, from a termination of such NEO’s employment due to (i) Termination by the Company without Cause or by the NEO for “Good Reason,” as described in the Compensation Discussion and Analysis section and as defined in the NEOs’ employment agreements, (ii) Voluntary Termination by the NEO without “Good Reason” or Termination by the Company with Cause, and (iii) death or “disability” (as defined in each NEO’s employment agreement). Except as otherwise indicated in the footnotes below, the calculations used to prepare this table assume the terminating event occurred on the last day of the Company’s most recently completed fiscal year and that the price per share of the Company’s common stock is the closing market price as of the date on which the stock was last actively traded in the most recently completed fiscal year. An NEO is entitled to receive amounts earned during his term of employment regardless of the manner in which the NEO’s employment is terminated. These amounts include accrued but unpaid salary, payment of accrued but unused vacation time, and reimbursement of any incurred business expense prior to the date of termination. Except for unused vacation time, these amounts are not shown in the tables. Additionally, an NEO will be entitled to receive all amounts accrued and vested under our 401(k) Plan, the DCP, and the SERP, in which the NEO participates. These amounts will be determined and paid in accordance with the applicable plans and are not included in the tables because they are not termination payments. In order to receive the enhanced payments due to Termination by the Company without Cause or by the NEO for “Good Reason,” the NEO must enter into a binding general waiver and release of claims with the Company. For additional information on the employment contracts of the NEOs, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Benefit	Termination by the Company without Cause or by the Officer for “Good Reason” ($)		Voluntary Termination by Officer without “Good Reason” or Termination by the Company with Cause ($)	Death or Disability ($)
James R. Gober	Salary	$1,150,000		$0	$0
	Additional Cash Payment	$1,725,000		$0	$575,000
	Accelerated Restricted Stock Vesting	$779,176	(1)	$0	$0
	Unused Vacation Time	$84,038		$84,038	$84,038
	Life Insurance	$211,680		$0	$0
	Medical Insurance	$10,766		$0	$0
	Dental Insurance	$441		$0	$0
	Payout in Lieu of 401(k) Match and Discretionary Contribution and SERP Contribution	$50,917		$0	$0

Roger Smith	Salary	$650,000		$0	$0
	Additional Cash Payment	$765,000		$0	$255,000
	Accelerated Restricted Stock Vesting	$708,370	(2)	$0	$0
	Unused Vacation Time	$20,000		$20,000	$20,000
	Life Insurance	$85,088		$0	$0
	Medical Insurance	$16,895		$0	$0
	Dental Insurance	$711		$0	$0
	Payout in Lieu of 401(k) Match and Discretionary Contribution and SERP Contribution	$34,085		$0	$0

Samuel J. Simon	Salary	$840,000		$0	$0
	Additional Cash Payment	$960,000		$0	$320,000
	Accelerated Restricted Stock Vesting	$708,370	(2)	$0	$0
	Unused Vacation Time	$61,228		$61,228	$61,228
	Life Insurance	$135,748		$0	$0
	Medical Insurance	$16,895		$0	$0
	Dental Insurance	$776		$0	$0
	Payout in Lieu of 401(k) Match and Discretionary Contribution and SERP Contribution	$57,966		$0	$0

Name	Benefit	Termination by the Company without Cause or by the Officer for “Good Reason” ($)		Voluntary Termination by Officer without “Good Reason” or Termination by the Company with Cause ($)	Death or Disability ($)
Glen N. Godwin	Salary	$560,000		$0	$0
	Additional Cash Payment	$675,000		$0	$225,000
	Accelerated Restricted Stock Vesting	$708,370	(2)	$0	$0
	Unused Vacation Time	$34,462		$34,462	$34,462
	Life Insurance	$85,947		$0	$0
	Medical Insurance	$16,895		$0	$0
	Dental Insurance	$475		$0	$0
	Payout in Lieu of 401(k) Match and Discretionary Contribution and SERP Contribution	$34,352		$0	$0

Scott C. Pitrone	Salary	$530,000		$0	$0
	Additional Cash Payment	$675,000		$0	$225,000
	Accelerated Restricted Stock Vesting	$708,370	(2)	$0	$0
	Unused Vacation Time	$22,423		$22,423	$22,423
	Life Insurance	$62,582		$0	$0
	Medical Insurance	$10,766		$0	$0
	Dental Insurance	$441		$0	$0
	Payout in Lieu of 401(k) Match and Discretionary Contribution and SERP Contribution	$30,202		$0	$0

(1)	Includes $7,194 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal year 2014.
(2)	Includes $6,540 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal year 2014.

The following table shows the compensation costs that would result, pursuant to the terms of the Performance Share Plan from a termination of each NEO’s employment due to “Special Events.” These costs are in addition to any costs that may be incurred pursuant to the terms of each NEO’s employment agreement. Under the terms of the Performance Share Plan, participants are entitled to pro-rated vesting upon the occurrence of a “Special Event,” provided that at least one year of the three year performance period has lapsed as of the date of the Special Event. Special Events are defined as death, “disability,” “retirement,” “involuntary termination without cause” and “change-in-control” (as such terms are defined in the Performance Share Plan). A participant shall have no right to receive payment or other benefits under the Performance Share Plan upon termination of employment other than upon the occurrence of a Special Event.

Name	Benefit	Termination due to a Special Event
James R. Gober	Performance Share Plan	$203,627
Roger Smith	Performance Share Plan	$203,627	(1)
Samuel J. Simon	Performance Share Plan	$203,627
Glen N. Godwin	Performance Share Plan	$203,627
Scott C. Pitrone	Performance Share Plan	$203,627	(1)

(1)	Participant does not satisfy the eligibility requirements to qualify for “retirement” under the terms of the 2013 Stock Plan.

The following table shows the compensation costs that would result, pursuant to the terms of the 2013 Stock Plan and the form of the Performance Share Award Agreement and the Restricted Stock Agreement, from a termination of each NEO’s employment due to death, “disability,” “retirement,” “change-in-control,” or involuntary termination without “cause,” as such terms are used in the 2013 Stock Plan from the accelerated vesting of such awards. These costs are in addition to any costs that may be incurred pursuant to the terms of each NEO’s employment agreement.

Name	Benefit	Termination due to
		Change-in-Control		Retirement or Involuntary, Without Cause		Death or Disability
James R. Gober	2013 Stock Plan (Performance Units)	$122,818		$122,818		$368,455
	2013 Stock Plan (Restricted Stock)	$779,176	(1)		(2)		(2)
Roger Smith	2013 Stock Plan (Performance Units)	$122,818		$122,818	(3)	$368,455
	2013 Stock Plan (Restricted Stock)	$708,370	(4)		(2)		(2)
Samuel J. Simon	2013 Stock Plan (Performance Units)	$122,818		$122,818		$368,455
	2013 Stock Plan (Restricted Stock)	$708,370	(4)		(2)		(2)
Glen N. Godwin	2013 Stock Plan (Performance Units)	$122,818		$122,818		$368,455
	2013 Stock Plan (Restricted Stock)	$708,370	(4)		(2)		(2)
Scott C. Pitrone	2013 Stock Plan (Performance Units)	$122,818		$122,818	(3)	$368,455
	2013 Stock Plan (Restricted Stock)	$708,370	(4)		(2)		(2)

(1)	Includes $7,194 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal year 2014.
(2)	No incremental benefit beyond that provided in the NEO’s employment agreement and previously disclosed above.
(3)	Participant does not satisfy the eligibility requirements to qualify for “retirement” under the terms of the 2013 Stock Plan.
(4)	Includes $6,540 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal year 2014.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, consideration is given to the limited pool of individuals with the necessary skills to serve as a director of a publicly-traded company and the significant time commitment required of each director, particularly with respect to the enhanced time commitments of those individuals that serve on one or more Board committees, as Chairman of a Board committee, or as Lead Director.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2014, each Non-Employee Director received an annual cash retainer of $40,000. The Chairmen of the Compensation and Investment Committees each received an additional annual cash retainer of $10,000. The Chairman of the Nominating and Corporate Governance Committee received an additional annual cash retainer of $5,000. Effective as of May 20, 2014, the following changes were made to the cash compensation paid to Board members:

Position	Additional Retainer After May 20, 2014	Additional Retainer Prior to May 20, 2014
Lead Director	$30,000	$15,000
Audit Committee Chair	$28,000	$15,000
Audit Committee Member	$15,000	$0
Audit Committee Meeting Attendance Fee	$0	$1,500

Finally, each Non-Employee Director received a cash payment of $1,500 for each Board or committee meeting attended, whether in person or telephonically, except that, as noted above, Audit Committee members no longer receive a fee for attending Audit Committee meetings subsequent to May 20, 2014. Board members who are employees of the Company are not entitled to cash compensation for their service on the Board or for attending Board or committee meetings.

Equity Compensation Paid to Board Members

The equity portion of a Non-Employee Director’s annual retainer was $65,000 in 2014. One of the reasons that the Company established the 2013 Stock Plan was for the purpose of better aligning the interests of its Non-Employee Directors with the interests of its shareholders by providing a portion of the Non-Employee Directors’ annual compensation in the form of restricted stock. Pursuant to the 2013 Stock Plan, each Non-Employee Director is entitled to receive a grant of restricted stock on or about June 1st of each year, which becomes transferable 6 months after the date of grant. Under the 2013 Stock Plan, each Non-Employee Director annually receives $65,000 in the form of a restricted stock grant, determined by dividing the average trading price (defined as the midpoint between the intraday high and low) of the Company’s common stock for the five trading days preceding the date of grant into $65,000. Any fractional result is rounded up to the nearest whole number.

In order to further align the Non-Employee Directors’ interests with the interests of the Company’s shareholders, the Company’s Corporate Governance Guidelines specify that each director, within three years of receiving his or her first restricted stock grant, should beneficially own Company stock in an amount equal to at least $100,000 or three times the then-current cash portion of the annual Board retainer, whichever is less (the “Share Ownership Requirements”). Non-Employee Directors are not permitted to dispose of shares received as part of an annual restricted stock grant until satisfying the Share Ownership Requirements. Furthermore, Non-Employee Directors are encouraged to retain, exclusive of any charitable contributions, beneficial ownership of any stock received as part of such Director’s annual Board retainer throughout the duration of such Director’s tenure on the Board. As of March 26, 2015, each Non-Employee Director is in compliance with the Share Ownership Requirements.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	All Other Compensation ($) (g) (2)	Total ($) (h)
Angela Brock-Kyle	$38,342	$65,000	$721	$104,063
Teresa A. Canida	$56,500	$65,000	$721	$122,221
Jorge G. Castro	$66,500	$65,000	$721	$132,221
Harold E. Layman	$75,726	$65,000	$721	$141,447
E. Robert Meaney.	$65,726	$65,000	$721	$131,447
Drayton Nabers, Jr.	$85,716	$65,000	$721	$151,437
William Stancil Starnes	$62,726	$65,000	$721	$128,447
Samuel J. Weinhoff	$76,486	$65,000	$721	$142,207

(1)

Represents the fair value on the date of grant for the award of restricted stock, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2014, included in the Company’s 2014 Annual Report on Form 10-K.

(2)	Includes dividends paid on restricted stock during the 6-month transfer restriction period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following are the only shareholders that we know to beneficially own 5% or more of our outstanding common stock as of December 31, 2014. As permitted under the rules of the Securities and Exchange Commission, information regarding the following shareholders and contained in the table below has been obtained from reports filed with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,795,071	(1)	15.6%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,073,455	(2)	9.34%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,024,659	(3)	8.9%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	821,198	(4)	7.14%

NewSouth Capital Management, Inc. 999 S. Shady Grove Rd., Suite 501 Memphis, TN 38120	673,742	(5)	5.9%

Macquarie Group Ltd. 1 Martin Place Sydney, NSW 2000 C3 2000	617,092	(6)	5.37%

(1)

According to the information contained in the Schedule 13G/A filed by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. (collectively, “Price Associates”) with the Securities and Exchange Commission on February 10, 2015: i) Price Associates has sole voting power as to 882,100 of these shares and sole dispositive power as to all of these shares, and ii) for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is provided as of December 31, 2014.

(2)

According to the information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on February 5, 2015: i) Dimensional has sole voting power as to 1,072,237 shares and sole dispositive power as to all of these shares, ii) such shares are owned by certain investment companies, commingled group trusts and separate accounts to which Dimensional furnishes investment advice or acts as investment manager, and iii) Dimensional disclaims beneficial ownership of all such shares. This information is provided as of December 31, 2014.

(3)

According to the information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission on January 22, 2015: i) BlackRock has sole voting power as to 995,704 shares and sole dispositive power as to all of these shares, ii) various persons have the right to receive or power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock, and iii) no one person’s interest in the Company’s common stock is more than 5% of the total outstanding shares of the Company’s common stock. This information is provided as of December 31, 2014.

(4)	According to the information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the Securities and Exchange Commission on February 10, 2015: Vanguard has sole voting power as to 17,268 of these shares, sole dispositive power as to 805,530 of these shares, and shared dispositive power as to 15,668 of these shares. This information is provided as of December 31, 2014.
(5)

According to the information contained in the Schedule 13G/A filed by NewSouth Capital Management, Inc. (“NewSouth”) with the Securities and Exchange Commission on February 13, 2015: i) NewSouth has sole voting power as to 551,447 of these shares and sole dispositive power as to all of these shares, ii) NewSouth is an Investment Advisor and in such capacity acquired the securities on behalf of its clients, and iii) no single client’s interest relates to more than 5% of the Company’s common stock. This information is provided as of December 31, 2014.

(6)

According to the information contained in the Schedule 13G filed by Macquarie Group Limited., Macquarie Bank Limited., Delaware Management Holdings Inc., and Delaware Management Business Trust (collectively, “Macquarie”) with the Securities and Exchange Commission on February 13, 2015, Macquarie has sole voting and dispositive power as to all of these shares. This information is provided as of December 31, 2014.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership of common stock by each director and each NEO and by our directors and NEOs as a group, as of March 26, 2015. Additional information regarding the directors can be found under Proposal 1: Election of Directors.

Name	Position	Common Stock Subject to Options Exercisable Within 60 Days or to Distribution under the Performance Share Plan Within 60 Days		Other Common Stock Beneficially Owned		Total Common Stock Beneficially Owned
						Amount	Percentage
James R. Gober	Chairman of the Board, Chief Executive Officer, and President	7,431	(1)	117,965	(2)	125,396	1.09%
Roger Smith	Executive Vice President, Chief Financial Officer, and Treasurer	7,431	(1)	25,294	(3)	32,725	*
Samuel J. Simon	Executive Vice President, General Counsel, and Assistant Secretary	7,431	(1)	67,649	(3)	75,080	*
Glen N. Godwin	Senior Vice President, Business Development	7,431	(1)	53,039	(3)	60,470	*
Scott C. Pitrone	Senior Vice President, Product Management	7,431	(1)	47,702	(3)	55,133	*
Angela Brock-Kyle	Director	0		1,007		1,007	*
Teresa A. Canida	Director	0		6,266		6,266	*
Harold E. Layman	Director	0		16,337		16,337	*
Drayton Nabers, Jr.	Director	0		9,458		9,458	*
E. Robert Meaney	Director	0		1,933		1,933	*
William Stancil Starnes	Director	0		8,515		8,515	*
Samuel J. Weinhoff	Director	0		15,247	(4)	15,247	*
All executive officers, directors and nominees as a group (12 persons)						407,568	3.56%

(1)	Includes 7,431 shares of common stock to be distributed on April 15, 2015 under the Performance Share Plan.
(2)	Does not include 9,992 shares of restricted stock over which the executive lacks voting or investment power.

(3)	Does not include 9,084 shares of restricted stock over which the executive lacks voting or investment power.
(4)	Includes 500 shares held in trust for his son.
*	Less than 1%

Roger Smith, age 54, was appointed Chief Financial Officer and Treasurer in 2002 and Executive Vice President in 2005, and served as Director from 2003 to 2013 and in various executive capacities with Infinity and its affiliates since 1987.

Samuel J. Simon, age 58, was appointed General Counsel in 2002, Executive Vice President in 2005, and Assistant Secretary in 2010, and served as Director from December 2003 to 2013, as Secretary from 2002 to 2010, and in various legal and executive capacities with Infinity former and its affiliates since 1986.

Glen N. Godwin, age 57, was appointed as Senior Vice President, Business Development in 2009. Mr. Godwin has served in various executive capacities with Infinity and its affiliates since 1987.

Scott C. Pitrone, age 52, was appointed as Senior Vice President, Product Management in 2009. Mr. Pitrone has served in various executive capacities with Infinity and its affiliates since 1993.

Equity Compensation Plan Information

The following Equity Compensation Plan Information table presents information about the Company’s equity compensation plans (Employee Stock Purchase Plan, Performance Share Plan, and the 2013 Stock Plan) as of December 31, 2014.

Plan Category	Number of Securities to be Issued upon Exercise of Options		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Awarded as Restricted Stock	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plan approved by security holders:
Employee Stock Purchase Plan	—		—	—	934,659
Second Amended and Restated 2008 Performance Share Plan	27,330	(1)	—	—	97,185	(2)
Amended and Restated 2013 Stock Incentive Plan	24,980	(3)	—	60,861	605,859	(4)
Equity Compensation Plans not approved by security holders:
None	—		—	—	—

(1)

Represents outstanding awards of Performance Share Units issued under the Performance Share Plan. Upon conversion, each Performance Share Unit will convert into between 0 to 3 shares of common stock. This figure, 27,330, represents the maximum number of shares of common stock that could be issued upon the conversion of the outstanding Performance Share Unit awards at December 31, 2014.

(2)

This figure, 97,185, represents the maximum number of shares of common stock that could be issued upon the conversion of all Performance Share Unit awards that remained outstanding at December 31, 2014.

(3)

Represents outstanding awards of Performance Units issued under the 2013 Stock Plan. Upon conversion, each Performance Unit will convert into between 0 to 3 shares of common stock. This figure, 24,980, represents the maximum number of shares of common stock that could be issued upon the conversion of the outstanding Performance Unit awards at December 31, 2014.

(4)

This figure includes 83,280 shares, which represent the maximum number of shares of common stock that could be issued upon the conversion of all Performance Unit awards that remained outstanding at December 31, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission by a specified date. Regulations promulgated by the Securities and Exchange Commission require us to disclose in this Proxy Statement any reporting violations with respect to the 2014 fiscal year. Based solely upon a review of the applicable filings made with the Securities and Exchange Commission by the officers, directors, and greater than 10% shareholders, all reports required by Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the terms of its charter, our Nominating and Corporate Governance Committee is charged with considering questions involving potential conflict of interest between any director or member of senior management and the Company. Pursuant to the terms of our Code of Ethics, all directors and officers are also required to fully disclose any conflicts of interest to the Audit Committee Chairman. Finally, pursuant to the terms of its charter, our Audit Committee is charged with reviewing and approving or disapproving all related-party transactions. To the extent that a transaction may constitute both a potential conflict of interest and a related-party transaction, then both the Audit Committee and Nominating and Corporate Governance Committee would review and approve or disapprove of such transaction.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Any shareholder who intends to submit a proposal for the 2016 Annual Meeting of Shareholders for inclusion in the Proxy Statement for that meeting may do so in accordance with Securities and Exchange Commission Rule 14a-8 and is advised that the proposal must be received by the Corporate Secretary, at the address listed on the cover page of this Proxy Statement, no later than December 16, 2015.

For those shareholder proposals that are not submitted in accordance with Rule 14a-8, the designated proxies may exercise their discretionary voting authority, without any discussion of the proposal in our proxy materials, with respect to any shareholder proposal that is received by the Corporate Secretary after March 1, 2016. If there is a change in these deadlines by more than 30 days, we will notify you of the change through our Form 10-Q filings.

APPENDIX A

ANNUAL EXECUTIVE BONUS PLAN

(As adopted by the Board of Directors on March 20, 2015)

1. OBJECTIVES

On March 20, 2015, the Board of Directors (the “Board”) established the 2015 Annual Executive Bonus Plan (the “Plan”) to further the profitability of Infinity Property and Casualty Corporation (the “Company”) by including performance-based compensation as a component of an executive’s annual compensation. The Plan, which replaces the annual executive bonus plan approved by the Company’s shareholders in 2010, is designed to reflect the current market for executive compensation and to promote high levels of corporate performance that will enhance long-term shareholder value. Subject to the approval of the Compensation Committee, participants in the Plan for 2015 include the Chairman, Chief Executive Officer, and President; Executive Vice President, Chief Financial Officer, and Treasurer; Executive Vice President, General Counsel, and Assistant Secretary; Senior Vice President, Business Development; and Senior Vice President, Product Management.

2. ADMINISTRATION & AWARDS

2.1 The Plan is administered by the Compensation Committee, which shall be composed solely of three or more “outside directors” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). No member of the Compensation Committee, while serving as such, is eligible to be granted a bonus under the Plan. The Compensation Committee has exclusive power to determine the conditions (including performance goals) to which the payment of the bonuses may be subject and to certify that performance goals are attained. Subject to the provisions of the Plan, the Compensation Committee shall have the authority to interpret the Plan and establish, adopt, or revise such rules and regulations and to make all determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Compensation Committee’s interpretation of the Plan and all of its actions and decisions with respect to the Plan shall be final, binding, and conclusive on all parties.

2.2 Performance goals or measures may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function, or business unit of the Company, and shall include one or more or any combination of the following criteria: combined ratio (including combined ratio within one or more specific geographical areas); growth in gross or net premiums (including growth within one or more specific geographical areas); earnings per share; book value; return measures (including return on equity, capital, invested capital, assets, average assets, sales, or revenue); net earnings or net income (before or after taxes) (also which may include an add back for taxes, interest, and/or depreciation and amortization); expense management or reduction in costs; total assets; net assets; earnings before or after taxes, interest, depreciation and/or amortization; cash flow; market share (including market share within one or more specific geographical areas); shareholders’ equity; net worth; appreciation in stock price; comparisons with various stock market indices; increases in revenues; operating income; profit margins; favorable comparison to established budgets; customer satisfaction; attainment of strategic and operational initiatives; productivity or productivity improvement; and personal performance measures, as determined by the Compensation Committee. The Compensation Committee will assign a weight to each performance goal or measure and establish a threshold, target, and superior level of performance with respect to each goal or measure.

2.3 As part of the establishment of objective performance goals, the Compensation Committee will, not later than ninety days after the beginning of a Plan year, set a bonus target for each participant in the Plan for the ensuing Plan year. If the performance goals established for a participant are met for the Plan year, the participant’s award will depend upon the level of achievement that the participant attained with respect to each goal utilizing the formula set out by the Compensation Committee. Awards may range from 0% to 200% of a participant’s bonus target. The maximum annual bonus payable to any participant under the Plan is $3,500,000.00. In no event shall the establishment of a Participant’s bonus target(s) give a Participant any right to be paid all or any part of such amount unless and until a bonus is actually awarded pursuant to the terms and conditions of the Plan.

2.4 A participant must continue to be employed through the last day of the Plan year to be eligible for the bonus. As soon as practicable after the end of a Plan year, the Compensation Committee will determine whether the performance goals of each participant have been attained and shall report to the Board the amount of the bonus, if any, to be awarded to each participant. The Compensation Committee shall certify in writing that the performance goals have been achieved prior to the payment of any bonus under the Plan. Once the bonus for a particular Plan year is so determined, it shall be paid in cash. However, in its discretion, the Compensation Committee may establish that the Plan provide for awards in any combination of cash, restricted stock, or other equity securities; provided, however, that such restricted stock and/or equity securities are issued in accordance with the terms of shareholder approved equity plans.

2.5 Each year, within 90 days after the end of the previous year, the Compensation Committee shall establish new bonus targets and performance goals under the Plan.

3. TAX CONSEQUENCES

3.1 The Plan shall be submitted to our shareholders for approval pursuant to the requirements of Code Section 162(m). Code Section 162(m) limits the allowable deduction for federal income tax purposes for compensation paid to a “covered employee” (as therein defined) of a public company to $1 million per year (“Deduction Limit”). The Deduction Limit applies to compensation that does not qualify for any of the limited number of exceptions provided for in Code Section 162(m).

3.2 Under Code Section 162(m), the Deduction Limit does not apply to compensation paid under a plan that meets requirements for “qualified performance based compensation.” In order to qualify for this exception, the following requirements must be met: (a) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors”; (c) the material terms of the performance goals under which the compensation will be paid must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment.

3.3 The Compensation Committee intends, to the extent practicable, to structure incentive compensation programs to satisfy the requirements for the “qualified performance-based compensation” exception to the Deduction Limit and, accordingly, preserve the full deductibility of all compensation paid. As a consequence, the Plan shall be submitted to our shareholders for approval in accordance with the requirements for the “qualified performance based compensation” exception to the Deduction Limit. If approved, the Plan will be renewed from year to year for up to five years until terminated or materially amended by the Compensation Committee. Compensation paid under the Plan to “covered employees” is entitled to qualify for the “qualified performance-based compensation” exception and, therefore, not intended to be subject to the Deduction Limit.

3.4 If the Company’s shareholders do not approve the Plan, the Board may determine that the Company will still go forward with a bonus plan in order to maintain the market competitiveness of the Company’s executive compensation program. However, some of the amounts awarded under a plan not approved by the Company’s shareholders may be subject to the Deduction Limit. By triggering the Deduction Limit, the Company’s corporate tax liability would be increased.

3.5 It is intended that this Plan shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Plan shall be construed, administered, and governed in a manner that reflects such intent, and the Compensation Committee shall not take any action that would be inconsistent with such intent. Without limiting the foregoing, bonus amounts shall not be deferred, accelerated, extended, paid out, settled, adjusted, substituted, exchanged, or modified in a manner that would cause the award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise would subject the participant to the additional tax imposed under Section 409A of the Code. The amounts payable pursuant to this Plan are intended to be separate payments that qualify for the “short-term deferral” exception to Section 409A of the Code to the maximum extent possible.

4. RECOUPMENT

In the event of a restatement of materially inaccurate financial results, the Company has the discretion to recover bonus awards that were paid under the Plan to a participant with respect to the period covered by the restatement. If the payment of a bonus award would have been lower had the achievement of applicable financial performance targets been calculated based on such restated financial results, the Company may, if it determines appropriate in its sole discretion, to the extent permitted by law, recover from the participant the portion of the bonus award paid in excess of the payment that would have been made based on the restated financial results. The Company will not seek to recover bonus awards paid more than three years after the date the Company files the report with the Securities and Exchange Commission that contained the incorrect financial results. This Section 4 is in addition to, and not in lieu of, any requirements under any applicable law or regulation, including but not limited to the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and shall apply notwithstanding anything to the contrary in the Plan.

5. AMENDMENT & TERMINATION

5.1 The Board may at any time terminate the Plan. The Board may at any time, or from time to time, amend, or suspend and, if suspended, reinstate the Plan in whole or in part. Any amendment or revision to the Plan that requires shareholder approval pursuant to Code Section 162(m) will be submitted to the Company’s shareholders for approval. Notwithstanding the foregoing, the Plan shall continue in effect to the extent necessary to settle all matters relating to the payment of bonuses awarded prior to any such termination or suspension.

5.2 Notwithstanding the requirement to be employed on the last day of the Plan year in order to be eligible for payment of a bonus amount, if a participant’s employment with the Company is terminated due to the participant’s death or disability, or a change in control of the Company, he or she may be entitled to such bonus, if any, as the Compensation Committee, in its sole discretion, may determine. In the event of a participant’s discharge for “Cause” (as defined in Section 5.3) from the employ of the Company, he or she shall not be entitled to any amount of bonus.

5.3 For purposes of the Plan, “Cause” shall mean: (i) any act of material insubordination on the part of the participant; (ii) the engaging by the participant in misconduct, including but not limited to, any type of sexual harassment which is materially and demonstrably injurious to the Company or any of its divisions, subsidiaries, or affiliates, monetarily or otherwise; (iii) any conviction of, or plea of guilty or nolo contendere to, the participant with respect to a felony (other than a traffic violation); (iv) the commission (or attempted commission) of any act of fraud or dishonesty by the participant that is materially detrimental to the business or reputation of the Company or any of its divisions, subsidiaries, or affiliates; (v) the engaging by the participant in an act or series of acts constituting misconduct resulting in a misstatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement within the meaning of Section 304 of The Sarbanes Oxley Act of 2002; (vi) the participant’s breach of any of the covenants contained in any written employment agreement between the Company and the participant; or (vii) the participant’s refusal to follow reasonable and lawful directives of the Board or the Chief Executive Officer without a valid reason for such refusal.

6. MISCELLANEOUS

6.1 The obligation of the Company to make payment of bonuses shall be subject to all applicable laws, rules, and regulations and to such approvals by governmental agencies as may be required.

6.2 The Company or a subsidiary of the Company, as appropriate, shall have the right to deduct from all bonuses paid in cash any federal, state, or local taxes required by law to be withheld with respect to such cash payments.

6.3 Neither this Plan nor any action taken hereunder shall be construed as giving any participant any right to be retained in the employ of the Company or a subsidiary of the Company.

6.4 This Plan shall not amend, limit, supersede, or in any way modify any of the terms of any written employment agreement between the Company and the participant, and the terms of any such written employment agreement shall prevail over the terms of this Plan in the event of any conflict.

6.5 Any bonuses awarded under this Plan to a participant who dies prior to payment shall be paid to the beneficiary designated by the participant on a form filed with the Company. If no such beneficiary has been designated or survives the participant, payment shall be made to the participant’s legal representative. A beneficiary designation may be changed or revoked by a participant at any time provided the change or revocation is filed with the Company.

6.6 A person’s rights and interests under the Plan may not be assigned, pledged, or transferred except, in the event of a participant’s death, to his designated beneficiary as provided in the Plan or, in the absence of such designation, by will or the laws of descent and distribution.

6.7 Each person who is or shall have been a member of the Compensation Committee or of the Board shall be indemnified and held harmless by the Company (to the extent permitted by the Articles of Incorporation and Code of Regulations of the Company and applicable law) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by her or him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by her or him in settlement thereof, with the Company’s approval, or paid by her or him, in satisfaction of judgment in any such action, suit, or proceeding against him. He or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Articles of Incorporation or Code of Regulations, as a matter of law or otherwise, or of any power that the Company may have to indemnify her or him or hold her or him harmless.

6.8 Each member of the Compensation Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent certified public accountants of the Company or of its subsidiaries or upon any other information furnished in connection with the Plan by any officer or director of the Company or any of its subsidiaries. In no event shall any person who is or shall have been a member of the Compensation Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

INFINITY PROPERTY AND CASUALTY CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 19, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

The undersigned Shareholder(s) of INFINITY PROPERTY AND CASUALTY CORPORATION (the “Company”) hereby constitutes and appoints James R. Gober and James H. Romaker, and each of them, agents and proxies of the undersigned, each with full power of substitution and re-substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 19, 2015, and at any and all adjournments or postponements thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side (and at their discretion to cumulate votes in the election of directors if cumulative voting is invoked by a shareholder through proper notice to the Company as set forth in this Proxy Statement).

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted “FOR” all nominees listed under Proposal 1 and “FOR” Proposals 2, 3, and 4. If cumulative voting is invoked by a shareholder through proper notice to the Company, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

The undersigned revokes any prior proxy at such meeting and ratifies all acts of said agents and proxies, or any of them, may lawfully do by virtue hereof. Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

May 19, 2015

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 19, 2015

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

The Proxy Statement and 2014 Annual Report are available at http://www.infinityauto.com/annualreport2014

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

i Please detach along perforated line and mail in the envelope provided. i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
Proposal 1. Elect eight directors.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Angela Brock-Kyle ☐ Teresa A. Canida ☐ James R. Gober	Proposal 2.	Ratify the appointment of Ernst & Young LLP as Infinity’s independent registered public accounting firm for the 2015 fiscal year.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Harold E. Layman ☐ E. Robert Meaney ☐ Drayton Nabers, Jr.	Proposal 3.	Approve, in an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)	☐ William Stancil Starnes ☐ Samuel J. Weinhoff	Proposal 4.	Approve the Annual Executive Bonus Plan.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.